Exhibit 99.1

THE LACLEDE GAS COMPANY

WAGE DEFERRAL SAVINGS PLAN

Restatement Effective August 1, 2014

LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

THE LACLEDE GAS COMPANY
WAGE DEFERRAL SAVINGS PLAN
Restatement Effective August 1, 2014

Table of Contents

ARTICLE I – ESTABLISHMENT OF PLAN	1
1.1    Action by Company    1
1.2    Named Plan Fiduciaries    1
1.3    Type of Plan    1
1.4    Adoption and Effective Date of Restatement    1

ARTICLE II – DEFINITIONS OF GENERAL APPLICABILITY AND RULES OF CONSTRUCTION	2
2.1    ”Account”    2
2.2    ”Administrator”    2
2.3    ”Automatic Enrollment Date”    2
2.4    ”Beneficiary”    2
2.5    ”Board”    2
2.6    ”Company”    2
2.7    ”Company Stock Fund” or ”ESOP”    2
2.8    ”Company Year”    2
2.9    ”Compensation”    2
2.10    ”Computation Period” or ”Service Period”    3
2.11    ”Contributions”    3
2.12    ”Effective Date”    3
2.13    ”Eligible Retirement Plan”    3
2.14    ”Eligible Rollover Distribution”    3
2.15    ”Employee”    4
2.16    ”Enrollment Date”    5
2.17    ”Equity Fund”    5
2.18    ”ERISA”    5
2.19    ”Fixed Income Fund”    5
2.20    ”401(k) Investment Review Committee”    5
2.21    ”Fund”    5
2.22    ”Hour of Service”    5
2.23    ”Internal Revenue Code” or ”Code”    7
2.24    ”Investment Fund”    7
2.25    ”Investment Manager”    7
2.26    ”Life Cycle Fund or Funds”    7
2.27    ”Matching Contribution”    7
2.28    ”Money Market Fund”    7
2.29    ”Participant”    7
2.30    ”Plan”    7
2.31    ”Plan Administrator”    7
2.32    ”Plan Year”    7

- i -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

2.33    ”Pre-Tax Contributions”    7
2.34    ”QDRO Payee”    7
2.35    ”Related Company”    8
2.36    ”Roth Contributions”    8
2.37    ”Service Period”    8
2.38    ”Share” and ”Shares”    8
2.39    ”Trust Agreement”    8
2.40    ”Trustee”    8
2.41    ”Valuation Date”    8
2.42    ”Wage Deferral Contributions”    8
2.43    ”Year of Service”    8
2.44    ”Miscellaneous Rules of Construction”    8

ARTICLE III – ELIGIBILITY AND PARTICIPATION	10
3.1    Eligibility    10
3.2    Reemployment    10
3.3    Imputed Military Service    10

ARTICLE IV – WAGE DEFERRALS	11
4.1    Effect of Wage Deferral    11
4.2    Amount of Wage Deferral, Election Procedure and Automatic Enrollment    11
4.3    Payroll Deductions    13
4.4    Limitations on Wage Deferrals/Safe Harbor Provisions    13
4.5    Optional Automatic Increase    13

ARTICLE V – CONTRIBUTIONS	15
5.1    Matching Contributions    15
5.2    Wage Deferral Contributions    15
5.3    Payment and Payment Date    15
5.4    Allocation to Participants’ Accounts    15
5.5    Participant Contributions    16

ARTICLE VI – INVESTMENT OF CONTRIBUTIONS	17
6.1    Investment of Contributions    17
6.2    A Participant’s Investment Direction for Current Contributions    17
6.3    A Participant’s Investment Direction for Accumulated Account Balances    17
6.4    Company Stock Fund/ESOP    17
6.5    Equity Funds    18
6.6    Fixed Income Fund    18
6.7    Money Market Fund    18
6.8    Life Cycle Fund(s)    19
6.9    Temporary Investments Pending Investments in Funds    19
6.10    Earnings, etc.    19
6.11    Reports to Participants    19
6.12    Voting of Shares    19

- ii -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE VII – MAINTENANCE AND VALUATION OF ACCOUNTS	21
7.1    Separate Accounts    21
7.2    Allocating Shares    21
7.3    Special Limitation on Contributions for any Participant for any Plan Year    21
7.4    Valuation    22
7.5    Effect of Valuation    22
7.6    No Liability for Fluctuations in Value    22
7.7    Adjustments to Accounts    23
7.8    Unit Valuations    23

ARTICLE VIII – VESTING	24
8.1    Immediate Vesting    24

ARTICLE IX – DISTRIBUTIONS	25
9.1    Distributions on Retirement or for Other Reasons    25
9.2    Time and Method of Distribution    25
9.3    Hardship Withdrawals While Employed    31
9.4    Loans to Participants    34
9.5    Account Transfers    36
9.6    Rollover Contributions    37
9.7    Eligible Rollover Distributions    38

ARTICLE X – DESIGNATION OF A BENEFICIARY	39
10.1    Procedure and Effect    39

ARTICLE XI – LOST DISTRIBUTEES	40
11.1    Disposition of Accounts Payable to Persons Who Cannot be Located    40
11.2    Efforts to Locate Distributees    40

ARTICLE XII – AMENDMENT OR TERMINATION	41
12.1    Amendment    41
12.2    Termination    41
12.3    Disposition of Assets on Termination    42

ARTICLE XIII – ADMINISTRATOR	43
13.1    Appointment    43
13.2    Organization    43
13.3    Powers    43
13.4    Meetings    44
13.5    Records    44
13.6    Applications for Benefits, Appeals from Denial of Benefits    44
13.7    Contest of Decision on Appeal    46
13.8    Liability of Administrator    46

- iii -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE XIV – PROHIBITION AGAINST VOLUNTARY OR INVOLUNTARY ASSIGNMENTS	48
14.1    No Liability for Participants’ Debts    48

ARTICLE XV – COMPETENCY OF DISTRIBUTEES	49
15.1    Distributees Presumed Competent    49

ARTICLE XVI – MISCELLANEOUS	50
16.1    Return of Contributions    50
16.2    Limitations of Liability and Rights    50
16.3    General Administration and Expenses    50
16.4    Notice of Address    51
16.5    Valuation of Shares    51
16.6    Fractional Calculations    51
16.7    Data    51
16.8    Titles and Headings    51
16.9    Trust Agreement Related    51
16.10    Severability Clause    52
16.11    Situs    52
16.12    Succession    52
16.13    Merger of Plan or Transfer of Trust Assets    52
16.14    Execution    52
16.15    Military Leave Benefits    52

ARTICLE XVII – ESOP	54
17.1    Establishment of ESOP    54
17.2    Payment of Dividends    54
17.3    Put Option    54
17.4    Share Legend    55
17.5    Valuation    55
17.6    No Other Puts or Calls, Etc.    55
17.7    Nonterminable Rights    56
17.8    Commencement of Distributions    56
17.9    Nonallocation Provision    57
17.10    Share Purchase Loans    57
17.11    Release from Loan Suspense Account    58
17.12    Use of Loan Proceeds and Dividends    59
17.13    Allocation of Shares Released From Suspense Account    59
17.14    Separate Accounting for Multiple Loans    60

- iv -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

THE LACLEDE GAS COMPANY
WAGE DEFERRAL SAVINGS PLAN
Restatement Effective August 1, 2014

ARTICLE I – ESTABLISHMENT OF PLAN

1.1    Action by Company
Laclede Gas Company, a Missouri corporation, established this Plan to provide Participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company also established, by a separate Trust Agreement, a Trust to which contributions hereunder are made. This Plan is intended to be a plan of the type described in Code §401(k).

1.2    Named Plan Fiduciaries
The authority to control and manage the operation and administration of this Plan shall be vested in the Plan Administrator. As the sponsor of this Plan, the Company shall have the right to amend this Plan, to designate this Plan’s named fiduciaries, and to exercise all functions necessary to the operation of this Plan, except those which are, by this Plan or the related Trust Agreement, assigned to another named fiduciary or to Participants, and, as the Plan Administrator, the Company shall have the authority and responsibility for the general administration of this Plan, with the right to appoint an Administrator or Administrative Committee to exercise such authority and responsibility, including the right to appoint one (1) or more Investment Managers. Except to the extent that authority and discretion are allocated to one or more Investment Managers, the Trustee shall have the exclusive authority and discretion to invest, manage and control the assets of the Trust by which this Plan will be funded, subject to and in accordance with the provisions hereof and of the separate Trust Agreement and to matters in which the Trustee is directed by the Participants, the Administrator or the Company. The rights and responsibilities of each named fiduciary shall be exercised severally and not jointly, but any party may serve in more than one fiduciary capacity with respect to this Plan.

1.3    Type of Plan
Amounts invested in the ESOP, as defined in Section 2.7, shall constitute an employee stock ownership plan as defined in Code §4975(e)(7). The employee stock ownership plan is designed to invest primarily in the common stock of The Laclede Group, Inc. Amounts invested in all other Funds, including the Equity Funds, shall constitute a profit sharing plan under Code §401.

1.4    Adoption and Effective Date of Restatement
This Plan is amended and completely restated effective as of August 1, 2014. As part of the 2014 Restatement, Definitions in Article II were alphabetized, cross-referenced Sections were revised accordingly and outdated historical references were eliminated.

The rights and benefits of any person entitled to benefits under the Plan shall be determined in accordance with the applicable provisions of the Plan in effect at the time the applicable event occurs, except as otherwise explicitly provided in the Plan.

- 1 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE II – DEFINITIONS OF GENERAL APPLICABILITY
AND RULES OF CONSTRUCTION

2.1    “Account”
The separate record of the interest of each Participant in this Plan which will be established in accordance with Section 7.1 of this Plan.

2.2    “Administrator”
The individual Administrator or Administrative Committee appointed under the provisions of Section 13.1 of this Plan to administer this Plan.

2.3    “Automatic Enrollment Date”
A date established by the Administrator on which a newly hired Employee, who satisfies the requirements of Section 3.1, will become a Participant of this Plan and will have wage deferrals withheld from his Compensation and allocated to his Account, unless, prior to such date, the Employee affirmatively elects not to participate. An Automatic Enrollment Date shall not apply to a rehired Employee.

2.4    “Beneficiary”
Any person designated by a Participant, pursuant to Article X, to receive benefits hereunder.

2.5    “Board”
The Board of Directors of the Company.

2.6    “Company”
Laclede Gas Company, a wholly-owned subsidiary of The Laclede Group, Inc. and a publicly-traded C corporation organized and existing under the laws of the State of Missouri, and any successor corporation which assumes this Plan and agrees to be bound by the terms and provisions hereof.

2.7    “Company Stock Fund” or “ESOP”
The Company Stock Fund of the Plan is an Employee Stock Ownership Plan named The Laclede Group, Inc. – ESOP. Amounts invested in the ESOP shall be made in accordance with Section 6.4 of this Plan. The provisions of Article XVII shall apply to the ESOP.

2.8    “Company Year”
The fiscal year of the Company for federal income tax purposes in effect from time to time. The fiscal year of the Company is the twelve (12) month period ending on September 30 of each year.

2.9    “Compensation”
The wages, salary or commission actually received by an Employee during the period in which he is eligible to participate in the Plan for normal working time, during a payroll period for services as an Employee of the Company, including salary reduction amounts pursuant to Article IV hereof and Code §125 or Code §132(f)(4). “Compensation” shall also include overtime pay, premium pay, and compensation for sick leave, vacation, holiday allowances, or civic duty allowance, in each case paid to Employees. “Compensation” will be the amount which (but for the subtraction of salary reduction

- 2 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

amounts pursuant to Article IV hereof, Code §125 or Code §132(f)(4)), would be reported for Employees for federal income tax purposes on U. S. Treasury Department Form W-2.

The annual Compensation of each Participant taken into account in determining allocations shall not exceed the amount specified in Code §401(a)(17) ($260,000 for calendar year 2014), as adjusted for cost-of-living increases in accordance with Code §401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

2.10	“Computation Period” or “Service Period”
A period commencing on an Employee’s employment commencement date or reemployment commencement date and ending on the Employee’s severance date, as hereinafter defined. A “severance date” shall occur on the earlier of:

(a)    the date the Employee quits, retires, is discharged, or dies; or

(b)
the first anniversary of the date on which the Employee first commenced a consecutive one (1) year period of absence from service for any reason other than those specified in (a) above, including vacation, sickness, disability, leave of absence (including maternity or paternity leave), or layoff.

For purposes of determining eligibility to participate in this Plan, Service Period shall include, in addition to the aforementioned Service Period, any period of severance arising by reason of a quit, discharge or retirement which lasts less than twelve (12) months. Notwithstanding the preceding sentence, if an Employee severs from service for any of the reasons enumerated in (a) above while already absent from service for any of the reasons in (b) above, and then is re-employed within twelve (12) months of the date he was first absent from service, the Plan will count the entire period of severance as a Service Period.

2.11    “Contributions”
All amounts contributed to this Plan by the Company.

2.12    “Effective Date”
August 1, 1986.

2.13    “Eligible Retirement Plan”
An Eligible Retirement Plan is an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b), a Roth IRA described in Code §408A, an annuity plan described in Code §403(a), an annuity contract described in Code §403(b), an eligible deferred compensation plan described in Code §457(b) which is maintained by an eligible employer described in Code §457(e)(1)(A) and has agreed to separately account for such amounts transferred into such plan from this Plan, or a qualified trust described in Code §401(a), that accepts an Eligible Rollover Distribution.

2.14    “Eligible Rollover Distribution”

- 3 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Participant, surviving spouse, or QDRO Payee who is the spouse or former spouse of a Participant. However, an Eligible Rollover Distribution does not include: any minimum distribution required under Code §401(a)(9); any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Employee and the Employee’s Beneficiary or for a specified period of ten (10) years or more; or any distribution which is made upon hardship of the Employee. Wage Deferral Contributions returned as a result of Code §415 limitations; corrective distributions of Wage Deferral Contributions and/or Matching Contributions and any applicable earnings thereon; and loans in default that are deemed distributions are not Eligible Rollover Distributions.

2.15    “Employee”
A member of a collective bargaining unit employed in the Laclede Division or St. Charles Division of the Company, including, an employee of the Laclede Division or St. Charles Division of the Company who has been on temporary layoff for a continuous period of not more than six (6) months and an employee of either of such two Divisions of the Company on an authorized leave of absence. Employees who leave the Company for service in the Armed Forces of the United States are not deemed “Employees” during their absence for such service, except as provided in Section 16.15. The term “Employee” does not include a person who was an employee of the Company but who is retired. A person ceases to be an “Employee” when such person has been on temporary layoff for a continuous period of more than six (6) months, or when such person takes an unauthorized leave of absence, or when such person otherwise ceases to be employed with the Laclede Division or St. Charles Division of the Company. No employee of the Missouri Natural Division of the Company (or any other present or future division of the Company, except for the Laclede Division or St. Charles Division) shall be considered to be an “Employee” or a “Participant” for purposes of this Plan, or be eligible to participate in this Plan.

The term employee shall mean any employee of the Company or Related Company. However, for participation in this Plan, only Employees as defined in the first paragraph are Employees under this Plan.

Notwithstanding the preceding paragraph of this Section 2.15, the term “Employee” shall exclude “leased employees,” for all purposes except the determination of Service Period or Year of Service, as defined in Sections 2.37 and 2.43, respectively. For purposes of this Plan, a leased employee means any individual other than a common law employee, who pursuant to an agreement between the Company or a Related Company (as defined in Section 2.35) and any other person, has performed services for the Company or a Related Company on a substantially full-time basis for a period of at least ninety (90) days and such services are performed under the primary direction or control of the Company or a Related Company. An individual who becomes a leased employee (determined without regard to the ninety (90) day service requirement) shall be deemed to be an Employee for the purpose of eligibility to participate and vesting at the time the individual first begins performing services for the Company or a Related Company. An individual covered by a money purchase pension plan providing a non-integrated employer contribution of at least ten percent (10%) of compensation, immediate participation and full and immediate vesting, as defined in Code §414(n)(5) shall not be treated as a leased employee, provided that leased employees (determined without

- 4 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

regard to this sentence) do not constitute more than twenty percent (20%) of the recipient’s non-highly compensated work force.

In the event that an individual who was not classified as an Employee or a common-law employee is legally reclassified as an Employee or a common-law employee of the Company, such Employee shall only first be considered to be an Employee at the time of such reclassification, or, if later, at the time that such individual is initially treated as an Employee or common-law employee on the payroll records of the Company.

2.16	“Enrollment Date”
A date established by the Administrator on which Employees who satisfy the requirements of Section 3.1 of this Plan become Participants and on which other actions shall or may be taken. Beginning August 1, 2012, there shall be an Enrollment Date coinciding with the beginning of each payroll period. Prior to August 1, 2012, there were two Enrollment Dates in a Plan Year, those being, August 1 and February 1.

2.17    “Equity Fund”
The separate portion of the Fund or Funds which is to be invested in accordance with Section 6.5 of this Plan.

2.18    “ERISA”
The Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, 88 Stat. 829 which amended both the Code and Title 29 of the United States Code (captioned “Labor”). ERISA sections contained in the Code are cited by references to the Code. ERISA sections not contained in the Code are cited by references to sections of ERISA as enacted, with parallel citations to the United States Code. For example, section 405 of ERISA is cited: ERISA section 405 (29 U.S.C. §1105). All references to specific ERISA sections shall be deemed to be references to such sections as enacted or as subsequently amended or superseded, as appropriate at the time of reference.

2.19    “Fixed Income Fund”
The separate portion of the Fund which is to be invested in accordance with Section 6.6 of this Plan.

2.20    “401(k) Investment Review Committee”
The committee established by the Company to monitor the fiduciary responsibility of the Plan, including review of fund performance, investment options and investment fees.

2.21    “Fund”
All assets held by the Trustee from time to time subject to the provisions of this Plan.

2.22    “Hour of Service”

(a)	Each hour for which an employee is paid, or entitled to payment, for the performance of duties by the Company or Related Company during the applicable computation period.

(b)
Each hour for which an employee is paid, or entitled to payment, by the Company or Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship was terminated) due to vacation, holiday, illness, incapacity (including disability and a period during

- 5 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

which an employee received worker's compensation), layoff, jury duty, military duty (as provided in Section 2.22(d)) or leave of absence approved in writing by the Company or Related Company. Notwithstanding the preceding sentence,

(i)
An hour for which an employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable unemployment compensation or disability insurance laws,

(ii)	Hours of Service are not required to be credited for a payment which solely reimburses an employee for medical or medically related expenses incurred by the employee, and

(iii)	Hours of Service are not required to be credited for any payment under this Plan.

For purposes of this Section 2.22(b), a payment shall be deemed to be made by or due from the Company or Related Company regardless of whether such payment is made by or due from the Company or Related Company directly, or indirectly through, among others, a trust fund, or insurer, to which the Company or Related Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

(c)
Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or Related Company. The same Hours of Service shall not be credited both under Section 2.22(a) or (b), as the case may be, and under this Section 2.22(c). Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Section 2.22(b) shall be subject to the limitations set forth in that section.

(d)
Each hour during a period of military service of an employee who left the employ of the Company or Related Company to enter the Armed Forces of the United States of America and who returned to the employ of the Company or Related Company after discharge or release from such active military service within three (3) months thereafter, or the time otherwise prescribed by law. For each normal working day of absence under this paragraph an employee shall be credited with eight (8) hours.

(e)
For a non-hourly employee compensated on a semi-monthly payroll basis, such employee shall be credited with ninety-five (95) Hours of Service for each semi-monthly payroll period for which the employee would be entitled to be credited with at least one Hours of Service and any other non-hourly employee shall be credited with the Hours of Service as determined from the records of hours worked and hours for which payment is deemed made or due.

(f)	The rules for crediting hours of service set forth in paragraphs (b) and (c) of section 2530.200b-2 of Department of Labor Regulations are hereby incorporated by reference.

- 6 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

2.23    “Internal Revenue Code” or “Code”
The United States Internal Revenue Code of 1986, as amended (Title 26 of the United States Code). All references to specific sections of the Internal Revenue Code shall be deemed to be references to such sections as they may be amended or superseded, and to the corresponding sections or provisions, if any, of any subsequent United States Internal Revenue Code, as appropriate at the time of reference.

2.24    “Investment Fund”
The separate portion of the Fund which is to be invested in accordance with Sections 6.4, 6.5, 6.6, 6.7 or 6.8 of this Plan.

2.25    “Investment Manager”
Any entity designated by the Company to direct the investment and reinvestment of one (1), or more, of the Investment Funds subject to the Trust Agreement. The Company shall have the authority to confirm or deny the appointment of any Investment Manager.

2.26    “Life Cycle Fund or Funds”
The separate portion or portions of the Fund or Funds which are to be invested in accordance with Section 6.8 of this Plan.

2.27	“Matching Contribution”
The amounts contributed to this Plan by the Company pursuant to Section 5.1 of this Plan.

2.28	“Money Market Fund”
The separate portion of the Fund which is to be invested in accordance with Section 6.7 of this Plan.

2.29    “Participant”
Any Employee who participates in this Plan pursuant to Article III of this Plan.

2.30    “Plan”
This Laclede Gas Company Wage Deferral Savings Plan as originally established and as it may be amended from time to time.

2.31    “Plan Administrator”
The Company is the Plan Administrator within the meaning of ERISA section 3(16)(A) (29 U.S.C. §1002(16)(A)).

2.32    “Plan Year”
The twelve (12) month period commencing August 1 and ending on the following July 31, which “Plan Year” includes four quarters, namely, August 1 – October 31, November 1 – January 31, February 1 – April 30, and May 1 – July 31.

2.33    “Pre-Tax Contributions”
The pre-tax wage deferral amounts contributed to this Plan by the Company pursuant to Section 5.2 of this Plan.

2.34    “QDRO Payee”

- 7 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

A QDRO Payee is an alternate payee under a qualified domestic relations order as defined by Code §414(p).

2.35    “Related Company”
For purposes of the Plan, “Related Company” means any corporation or other business entity that from time to time is, along with the Company, a member of a controlled group of businesses as defined in Code §§414(b) and (c), or a member of an affiliated service group as defined in Code §414(m), or a member of a group defined in Code §414(o). A business entity is a Related Company only while a member of such group.

2.36    “Roth Contributions”
The after-tax wage deferral (Roth) amounts contributed to this Plan by the Company pursuant to Section 5.2 of this Plan.

2.37    “Service Period”
See “Computation Period”.

2.38    “Share” and “Shares”
One (1) or more shares of common stock of The Laclede Group, Inc. (or a corporation that is a member of the same controlled group) that is readily tradable on an established securities market.

2.39    “Trust Agreement”
The separate agreement by and between the Company and the Trustee whereby the Trustee agrees to hold, invest and manage the Fund to be contributed pursuant to this Plan upon the terms and provisions therein set forth.

2.40    “Trustee”
That corporation designated by the Company from time to time to act as Trustee under the Trust Agreement.

2.41    “Valuation Date”
Valuation Date means any day that the New York Stock Exchange is open for business and any other date chosen by the Administrator.

2.42	“Wage Deferral Contributions”
Pre-Tax Contributions and/or Roth Contributions contributed to this Plan by the Company pursuant to Section 5.2 of this Plan.

2.43    “Year of Service”
A twelve (12) consecutive month Service Period, commencing on the Employee’s employment commencement date and the anniversary dates thereof, consisting of at least one thousand (1,000) Hours of Service, with the Company, or a Related Company as hereinafter defined. All Years of Service, whenever achieved, shall be counted for purposes of determining eligibility to become a Participant.

2.44    “Miscellaneous Rules of Construction”
Masculine pronouns include the feminine, the singular includes the plural, and the plural includes the singular, as the context or application demands. The words “herein”, “hereunder”, “hereof” and similar compounds of the word “here” refer to this entire Plan

- 8 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

unless expressly limited to a particular article, section, sentence or other subdivision of this Plan.

- 9 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE III – ELIGIBILITY AND PARTICIPATION

3.1    Eligibility
Each Employee who is not eligible to participate in this Plan on August 1, 2012 shall be eligible to become a Participant on the first Enrollment Date coinciding with or next following the date on which he has completed a ninety (90) day Service Period and attained the age of twenty-one (21) years. Prior to August 1, 2012, an Employee was eligible to participate on the first Enrollment Date coinciding with or next following the date on which he had completed one (1) Year of Service and attained the age of twenty-one (21) years.

3.2    Reemployment

(a)
A former Participant who is reemployed as an Employee shall be eligible to become a Participant on the date of his reemployment, and he shall be permitted to make his Wage Deferral Contribution as soon as administratively feasible.

(b)
A former Employee who has met the eligibility requirements of Section 3.1 of this Plan shall be eligible to become a Participant as of the date of his reemployment as an Employee, and he shall be permitted to make his Wage Deferral Contribution as soon as administratively feasible.

3.3    Imputed Military Service
Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code §414(u) and as described in Section 16.15.

- 10 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE IV – WAGE DEFERRALS

4.1    Effect of Wage Deferral
It is necessary for an Employee eligible to become a Participant to elect a wage deferral in accordance with this Article before he or she shall become a Participant and be entitled to have any Wage Deferral Contribution or Matching Contribution allocated to his Account. However, with respect to Employees newly hired on or after January 2, 2013, such Employees will be automatically enrolled as Participants, subject to the requirements of Section 3.1, with Wage Deferral Contributions and Matching Contributions allocated to their Accounts as described in Section 4.2.

4.2    Amount of Wage Deferral, Election Procedure and Automatic Enrollment

(a)
A Participant may elect to have a wage deferral by notifying the Trustee in the manner as directed by the Trustee. Such election shall be a direction by the Participant to the Company to defer a portion of the Compensation that such Participant would otherwise receive, by the percentage stated in such election, on the condition that the Company make a Wage Deferral Contribution in that amount on behalf of such Participant. Such election shall be directed to the Trustee within two (2) pay periods to become effective beginning with the first payment of Compensation made with respect to such Enrollment Date. The Participant shall designate at the time of election whether such deferrals shall be Pre-Tax Contributions or Roth Contributions or both (if both, the specified percentage for each).

Effective as of January 2, 2013, an Employee newly hired on or after January 2, 2013, shall be automatically enrolled as a Participant after satisfying the eligibility requirements of Section 3.1. The newly hired Employee will be (i) notified in advance of his Automatic Enrollment Date of the automatic five percent (5%) Wage Deferral Contribution and (ii) given a reasonable amount of time, prior to such Wage Deferral Contribution, to select his Investment Fund(s), change the amount of his Wage Deferral Contribution or decline to participate. Automatic Wage Deferral Contributions shall be Pre-Tax Contributions unless the Participant affirmatively elects for such deferrals to be Roth Contributions, or both Pre-Tax Contributions and Roth Contributions (if both, the specified percentage for each). An automatically-enrolled Participant who does not select his Investment Fund(s) shall be invested in one of the Life Cycle Funds.

All such wage deferrals shall be expressed as a percentage of Compensation and which must be in one-tenth percent (0.1%) increments, up to, but not exceeding, seventy-five percent (75%) of the Participant’s rate of Compensation determined prior to such deferral. However, in the event that a Participant’s Wage Deferral Contributions for a particular payroll period should exceed seventy-five percent (75%) for such payroll period, Wage Deferral Contributions for subsequent payroll periods shall be adjusted, as necessary, to ensure that the seventy-five percent (75%) maximum wage deferral is not exceeded on an annual basis for such Plan Year. Participants who are making the maximum wage deferrals permitted under the Plan and who will have attained age fifty (50) by each December 31 shall be permitted to make additional contributions (known as catch-up contributions) in accordance with Code §414(v).

- 11 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

The aggregate amount of Wage Deferral Contributions for each individual Participant (during the Participant’s taxable year) shall not exceed the limitation on deferrals under Code §402(g) (as such limitation is, or may be, adjusted or increased by Code §415(d) or any other provision of the Code) for an individual’s taxable year. If Wage Deferral Contributions exceed the Code §402(g) limit, such excess contributions (and any income attributable thereto), after first being reduced by any excess Wage Deferral Contributions previously distributed to the Participant for the Plan Year beginning within the Participant’s taxable year, shall be distributed to the Participant not later than the first April 15th following the close of the Participant’s tax year in which such excess wage deferrals were contributed; provided that such excess contributions shall be treated as catch-up contributions to the extent permitted in this Section. The refund of such excess shall be made from the Pre-Tax Contributions account or Roth Contributions account, if any, of a Participant in the order elected by the Participant, and if no such election is made, in reverse order in which such contributions were credited to the Participant’s Account. If an excess Roth Contribution is not distributed on or before April 15th, the amount of such excess Roth Contribution (and any income attributable thereto) shall be transferred to the Participant’s Pre-Tax Contributions account and shall thereafter be deemed to be a Pre-Tax Contribution.

If a Participant has made wage deferrals in excess of the amount specified in Code §402(g) for the Participant’s taxable year to this Plan and any other plan or plans, such Participant may on or before March 1st following the end of the Participant’s taxable year notify the Administrator of the amount of such excess Wage Deferral Contributions made to the Plan. The Administrator may distribute such excess wage deferrals (and any income attributable thereto) on or before April 15th following the end of such year.

Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 2007, any refund shall not be adjusted for income or loss during the gap period (the period between the close of the Participant’s tax year in which the excess Wage Deferral Contributions were contributed and the date of the distribution of the excess). Any Company Matching Contributions made on behalf of such Participant that are attributable to the distributed amount shall be forfeited.

(b)
A Participant may change his rate or amount of wage deferral, including the allocation between Pre-Tax Contributions and Roth Contributions, by contacting the Trustee, in the manner as directed by the Trustee, and such change shall become effective with the next pay period, or as soon as administratively feasible.

(c)
A Participant may discontinue his wage deferral at any time by notifying the Trustee, in the manner as directed by the Trustee, with such suspension to become effective with the next pay period, or as soon as administratively feasible. A Participant who has discontinued his wage deferral pursuant to this subsection may resume wage deferral by notifying the Trustee, in the manner as directed by the Trustee, of his election by following the procedure set out in subsection (a) of this Section 4.2. Resumption of wage deferrals shall be effective on the next pay period or as soon as administratively feasible.

- 12 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

(d)
Notwithstanding any provision in this Plan to the contrary, investment elections, changes or transfers, loans, and certain other decisions or elections by a Participant under this Plan may be accomplished by electronic or telephonic means which are not otherwise prohibited by law and which are in accordance with procedures and/or systems approved or arranged by the Administrator or its delegate expressly for that purpose.

4.3    Payroll Deductions
All wage deferrals shall be made by payroll deduction, and election of a Pre-Tax Contribution or a Roth Contribution (or both), or failure to decline to participate under the automatic enrollment provisions of Section 4.2(a) or to change the rate or amount of such deferral(s) shall constitute full authority to the Company to deduct the amounts so authorized from the amounts otherwise due and payable to the Participant in question. All wage deferrals are Pre-Tax Contributions unless any part or all of an election is designated by the Participant as Roth Contributions. Amounts so deducted shall be periodically transmitted to the Trustee on the earliest date such contributions can reasonably be segregated from the Company’s or Related Company’s general assets.

4.4    Limitations on Wage Deferrals/Safe Harbor Provisions

(a)
The Plan is intended to meet the designed based safe harbor under Code §401(k)(12). In compliance with those requirements the Administrator shall provide each eligible Participant with the annual written notice of their rights and obligations under the Plan as provided in Treas. Reg. §1.401(k)-3(d).

(b)
Highly Compensated Employees means, for any Plan Year, an Employee who (i) was a five-percent owner (as defined in Code §416(i)(1)(B)(i)) at any time during the determination year or the look back year; or (ii) had Compensation from the Company or any Related Company and who participates in the Plan during the look back year in excess of the amount specified in Code §414(q)(1)(B)(i) (as adjusted by the Secretary pursuant to Code §414(q)(1), $115,000 for the calendar year 2014). A Highly Compensated Employee includes any Employee who separated from service (or who was deemed to have separated from service in a prior year), performs no service for the Company or any Related Company (as defined in Section 2.35) and was an active Highly Compensated Employee for either (i) the year such Employee incurred a severance date or (ii) at any time after attaining age fifty-five (55).

The determination year is the Plan Year for which the determination of who is a Highly Compensated Employee is being made. The look back year is the twelve (12) month period immediately preceding the determination year.

The determination of who is a Highly Compensated Employee will be made in accordance with Code §414(q) and the regulations thereunder.

(c)
The only individuals eligible to participate in the Plan are collective bargaining unit employees. Pursuant to Treas. Reg. §1.401(m)-1(b)(2), the Plan automatically satisfies the actual contribution percentage test of Code §401(m).

4.5    Optional Automatic Increase

- 13 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

Effective January 2, 2013, each Participant shall have the option of electing an automatic increase in his Wage Deferral Contributions each year, at a time selected by the Participant. The automatic increase will be made in one percent (1%) increments, with a minimum increase of one percent (1%) and a maximum increase of ten percent (10%). Such increases to the Participant’s Wage Deferral Contributions will be applied to the Participant’s Compensation and shall remain in effect until the Participant changes the election, the seventy-five percent (75%) limit of Compensation as provided in Section 4.2(a) is attained or the limitations as provided in Section 7.3 are reached.

- 14 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE V – CONTRIBUTIONS

5.1    Matching Contributions

(a)	For each payroll period, the Company shall contribute to the Trust under this Plan an amount equal to the lesser of:

(i)	the entire amount of wage deferral (including catch-up contributions, if any) of such Participant for such payroll period; or

(ii)	four percent (4%) of the Compensation of such Participant for such payroll period, for all contributions made prior to August 24, 2012; or

(iii)	five percent (5%) of the Compensation of such Participant for such payroll period, for all contributions made on or after August 24, 2012.

(b)
Pursuant to Treas. Reg. §1.401(m)-1(b)(2), the Plan automatically satisfies the actual contribution percentage test of Code §401(m). The Plan is intended to meet the designed based safe harbor under Code §401(k)(12). In compliance with those requirements the Plan Administrator shall provide each eligible Participant with the annual written notice of their rights and obligations under the Plan as provided in Treas. Reg. §1.401(k)-3(d).

5.2    Wage Deferral Contributions
For each payroll period during each Plan Year, the Company shall contribute to the Trust under this Plan an amount equal to the cumulative amount of Wage Deferral Contributions (Pre-Tax and Roth) for such payroll period made by Participants pursuant to Article IV of this Plan.

5.3    Payment and Payment Date
The Company Contributions for any Company Year shall be paid to the Trustee in cash as determined by the Administrator to be administratively feasible and in any event not later than the date on which the federal income tax return of the Company for the Company Year is required to be filed (determined after taking into account any extension(s) of time for filing such return).

5.4    Allocation to Participants’ Accounts
As promptly as reasonably possible after the receipt of any Contributions, the Administrator shall allocate to each Participant the following:

(a)	The amount of the Participant’s Pre-Tax Contributions, which shall be allocated to the Pre-Tax Contribution portion of his Account;

(b)	The amount of the Participant’s Roth Contributions, which shall be allocated to the Roth Contribution portion of his Account; and

(c)	Such Participant’s share of the Company’s Matching Contribution, which shall be allocated to the Matching Contribution portion of his Account.

- 15 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

In the application of the foregoing rules, all amounts shall be expressed in even dollars and cents, and fractional cents shall be eliminated in such equitable manner as the Administrator deems appropriate.

5.5    Participant Contributions
No Participant shall be required or permitted to make any contributions to this Plan except as provided under Article IV of this Plan.

- 16 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE VI – INVESTMENT OF CONTRIBUTIONS

6.1    Investment of Contributions
Each Participant shall be permitted to direct the investment of his Account into any one (1) or more of the Investment Funds, provided, however, that (i) in the case of an investment direction under Section 6.2 of this Plan, at least one percent (1%) of the total amount of Wage Deferral Contribution and Matching Contribution with respect to such Participant shall be designated for investment in each Investment Fund selected by the Participant, and (ii) in the case of an investment direction for all or a portion of the accumulated balance of such Participant’s Account under Section 6.3 of this Plan, at least one percent (1%) of the total amount over which such investment direction is made shall be designated for each Investment Fund selected by the Participant.

6.2    A Participant’s Investment Direction for Current Contributions
Subject to the provisions of Section 6.1 of this Plan, upon a Participant’s completion and submission of a wage deferral election and effective within two payroll dates after receipt of such election, or as soon as administratively feasible, (the intended effective date), a Participant shall direct the Trustee to invest the Pre-Tax, Roth and Matching Contributions into the particular Investment Fund or Investment Funds and the percentages to be invested in each such Investment Fund. In the event the Participant fails to specify the Investment Fund or Funds for such contributions, then such contributions shall be invested in the Life Cycle Fund in accordance with Section 6.8. A Participant may change any such election to a subsequent election with respect to investing his Pre-Tax, Roth and related Matching Contributions, which subsequent election may be made as of a specified date of the month, as established by the Trustee, to become effective with the next pay period, or as soon as administratively feasible.

Participant investment elections which Participants originate electronically or by telephone pursuant to Section 4.2(d) will be effective no later than on the first Valuation Date following the date on which the Participant originated the election.

6.3    A Participant’s Investment Direction for Accumulated Account Balances
Either with or without changing his investment direction with respect to Contributions to be made thereafter, subject to the provisions of Section 6.1 of this Plan, a Participant may direct, before market close of the New York Stock Exchange, that the accumulated balance in his or her Account be invested that same business day in one or more of the Investment Funds. The valuation of the Participant’s Account as of the end of the day immediately preceding the intended effective date of such investment direction shall be controlling for purposes of implementing the investment direction. A change in investment direction under this Section 6.3 may be made as frequently as possible, subject to trading restrictions imposed by the various Investment Funds.

Participant investment directions which Participants originate electronically or by telephone pursuant to Section 4.2(d) will be effective no later than on the first Valuation Date following the date on which the Participant originated the election, subject to the restrictions as provided in this Section 6.3.

6.4    Company Stock Fund/ESOP
The Company Stock Fund/ESOP shall be invested by the Trustee in an investment account consisting of Shares; provided however, that the Trustee may establish a reserve

- 17 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

as may, from time to time, be determined necessary to maintain liquidity to ensure availability of funds to purchase Shares. The Trustee may also receive and retain in the Company Stock Fund/ESOP any Shares issued as a stock dividend or stock split, or in any other reclassification of Shares distributed on or in respect of any Shares held in the Company Stock Fund/ESOP (and shall sell any other instrument or property so received which does not give the holder the right to acquire Shares). Contributions to the Company Stock Fund/ESOP shall be applied by the Trustee to the purchase of Shares as soon as is reasonably possible after the Trustee’s receipt thereof. Shares shall be purchased on the open market at a price not greater than the current market price per share on the New York Stock Exchange on the date of purchase.

6.5    Equity Funds
The Equity Funds shall consist of such capital, common and preferred stocks, bonds or other instruments convertible into such stocks, or other equity securities (including, without limitation, any common, collective or commingled trust fund and/or mutual fund established and maintained by the Trustee for the assets of plans qualified and exempt under Code §§401 and 501, which are invested primarily in equity securities), as may be selected by the 401(k) Investment Review Committee; cash derived from Contributions which are to be invested in such Equity Fund or Funds and from earnings on or sales of other assets in the respective Equity Fund or Funds; and such interim investments (including, without limitation, money market funds, certificates of deposit, bankers’ acceptances and obligations of the United States Government) as may be necessary from time to time. All assets in the Equity Funds shall be held in the name of the Trustee, or a nominee.

6.6    Fixed Income Fund
The Fixed Income Fund shall consist of assets which are invested or held for investment intended to provide income on a fixed income basis, including, but not limited to, short-term and long-term governmental or corporate obligations, trust and participation certificates, mortgages and such interim investments (including, without limitation, money market funds, certificates of deposit, bankers’ acceptances and obligations of the United States Government) as may be selected by the 401(k) Investment Review Committee from time to time. The Trustee is also specifically authorized from time to time upon consent by the Company to invest all or part of the Fixed Income Fund in any common, collective or commingled trust fund and/or mutual fund established and maintained by the Trustee for the assets of plans qualified and exempt under Code §§401 and 501, which is invested primarily in fixed-income securities; and to purchase or hold one or more guaranteed investment contracts providing for the accumulation of contributions thereunder at rates of interest which may be changed from time to time. All assets in the Fixed Income Fund shall be held in the name of the Trustee, a nominee or in bearer form.

6.7    Money Market Fund
The Money Market Fund shall consist of assets purchased or held for investment by the Trustee, which are invested or held by the Trustee, and which are intended to earn income based upon then prevailing money market interest rates. Such assets may include, without limitation, short-term securities backed by the United States Government, governmental or corporate obligations, certificates of deposit, bankers’ acceptances, commercial paper, repurchase agreements, and money market certificates. The Trustee is also specifically authorized from time to time upon consent by the Company to invest all or part of the Money Market Fund in any common, collective or commingled trust fund

- 18 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

and/or mutual fund established and maintained by the Trustee for the assets of plans qualified and exempt under Code §§401 and 501, which is invested primarily in securities intended to earn income based upon then prevailing money market rates. All assets in the Money Market Fund shall be held in the name of the Trustee, a nominee or in bearer form.

6.8    Life Cycle Fund(s)
The Life Cycle Fund(s) shall consist of a single asset or group of assets, which is purchased or held for investment by the Trustee as a single fund or a group of funds, and which is managed and maintained (either by the Trustee or otherwise) according to a pre-established asset allocation target chosen by the Life Cycle Fund to enable it to achieve its stated investment goal. A Life Cycle Fund will be routinely rebalanced according to a regular schedule in order to maintain its targeted asset allocation based upon the Participant’s date of birth and anticipated retirement date. The Trustee is specifically authorized from time to time upon consent by the Company to invest in either a single fund or multiple funds (including, without limitation, any common, collective or commingled trust fund established and maintained by the Trustee for the assets of plans qualified and exempt under Code §§401 and 501, mutual funds or any combination thereof) which, taken as a whole, satisfy the stated investment goal of a particular Life Cycle Fund. All assets in a Life Cycle Fund shall be held in the name of the Trustee, a nominee or in bearer form.

6.9    Temporary Investments Pending Investments in Funds
Cash in the hands of the Trustee shall be invested temporarily (pending investment in the proper Investment Fund) in interest bearing deposit accounts in, or certificates of deposit issued by, federally insured banks (including the Trustee or any institution affiliated with the Trustee) or savings and loan associations, direct obligations of the United States or any instrumentality or agency thereof, repurchase agreements with the Trustee or any bank affiliated with the Trustee representing investments in direct obligations of the United States Government or any instrumentality or agency thereof, commercial paper notes issued by domestic business and financial corporations of the highest credit standing, or any common, collective or pooled fixed income fund and/or mutual fund maintained by the Trustee, provided, however, the Trustee may for short periods (not to exceed one business day) hold uninvested cash balances pending investment or to meet payments to Participants or permitted expenses. Earnings on temporary investments with respect to any Investment Fund shall be treated as earnings of the Investment Fund to which such temporary investments relate.

6.10    Earnings, etc.
Dividends, interest and other cash distributions received by the Trustee in respect of any Investment Fund shall be reinvested in the same Investment Fund.

6.11	Reports to Participants
The Administrator shall furnish each Participant, at least quarterly, a statement of his Account, showing, at a minimum, the number of Shares and/or units credited thereto, whether there are other investments in the Account, and if so, identifying such investments (by Investment Fund or item), and the market value of the Account and of each separate portion thereof as of the end of such period.

6.12    Voting of Shares

- 19 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

(a)
Participants shall be entitled to vote, at any meeting of shareholders of The Laclede Group, Inc., all full and fractional Shares attributable to their Accounts as shown on the books of the Trustee, as of the record date for determining shareholders entitled to vote at such meeting. Arrangements shall be made for the Trustee to deliver to each Participant a copy of all proxy solicitation materials, before each annual or special meeting of shareholders of The Laclede Group, Inc., together with a form requesting confidential instructions on how the Shares which such Participant is entitled to vote are to be voted at such meeting. The Trustee shall vote all Shares as to which it has received voting instructions timely received from Participants before the shareholders’ meeting in the manner thus instructed. The Trustee shall not vote any Shares as to which voting instructions have not been timely received from Participants. Voting instructions from individual Participants shall be held by the Trustee in strictest confidence, and neither the name of, nor the voting instructions given by, any individual Participant who chooses to give voting instructions shall be divulged by the Trustee to The Laclede Group, Inc., the Company or to any director, officer, or employee thereof, or to the Administrator, or to any other person.

(b)
Each Participant shall be entitled to direct the Trustee with respect to the exercise of all other shareholder rights accruing to Shares in their respective Accounts in the same manner as such Participant may direct the Trustee with respect to voting rights. Participants eligible to direct the exercise of such rights, and the number of Shares (including fractional Shares) to which such rights relate shall be based on the Accounts as of the record date for determining shareholders entitled to exercise such rights.

- 20 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE VII – MAINTENANCE AND VALUATION OF ACCOUNTS

7.1    Separate Accounts
The Administrator shall establish a separate Account for each Participant, which shall be a detailed record of all Contributions, by source (i.e., Pre-Tax Contributions, Roth Contributions and Matching Contributions), and all investments thereof. Separate records shall be maintained as to each such portion of the Account and of each Investment Fund or other items in which the same is invested.

7.2    Allocating Shares
The number of Shares to be credited to the Company Stock Fund/ESOP portion of a Participant’s Account due to a wage deferral shall be determined as follows.

Following an investment in Shares, the Account shall be credited with the number of Shares (which may include fractional Shares) determined by dividing the amount invested for such Participant by the average price (including brokerage fees and commissions) of each Share purchased by the Trustee for all Participants.

7.3    Special Limitation on Contributions for any Participant for any Plan Year
The Additions made to a Participant’s Account under Article V with respect to any Plan Year, which shall be the Limitation Year for the purpose of Code §415, shall not exceed the limitations described in this Section 7.3.

(a)
For purposes of this Section 7.3, “Additions” for any Plan Year means the total of Contributions allocated to a Participant’s Account for such Plan Year, including the Employee’s after-tax contributions, if any.

(b)	The amount of such Additions with respect to any Participant for any Plan Year shall not exceed the lesser of:

(i)	$40,000, as adjusted for cost of living increases in accordance with Code §415(d), as in effect on the last day of the Plan Year ($52,000 for 2014); and

(ii)	One hundred percent (100%) of the Participant’s Code §415 Compensation (as defined below) for such Limitation Year.

The Code §415 Compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code §§401(h) or 419A(f)(2) which is otherwise treated as an annual addition.

In applying the foregoing limitation, the Administrator shall take into account all defined contribution plans of the controlled group. For purposes of this Section, controlled group means the Company and any other corporation or other business entity that from time to time is, along with the Company, a member of a controlled group as defined in Code §414, as modified by Code §415(h) (fifty percent control test).

- 21 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

In order to be taken into account for purposes of this Section 7.3, Compensation generally must be paid or treated as paid to the Employee before he has a severance from employment (as defined below). However, Compensation paid by the later of two and one-half (2½) months after the Employee’s severance from employment or the end of the Limitation Year that includes the date of the Employee’s severance from employment shall be treated as Code §415 Compensation to the extent such amounts are compensation for services rendered that would have been paid absent the Employee’s severance from employment, payments of accrued vacation or other leave the Employee would have been able to use if the Employee had not had a severance from employment. For purposes of this Section 7.3, severance from employment means termination of employment with all members of the controlled group for any reason; unless, in the case of a sale of substantially all of the assets of a business, the Employee is employed by the buyer of the business immediately after the sale and the buyer adopts this Plan or a successor qualified plan that accepts the assets and liabilities of this Plan with respect to such Employee; or, in the case of cessation of affiliate status, such former affiliate or a member of its new controlled group adopts this Plan or a successor qualified plan that accepts the assets and liabilities of the Plan with respect to such Employee.

Correction of excess Additions for a Limitation Year shall be made in accordance with the principles set out in the Employee Plans Compliance Resolution System.

Code §415 is hereby incorporated by reference. If, during any Plan Year, no more than one-third of Contributions that are deductible under Code §404(a)(9) are allocated to the Accounts of Highly Compensated Employees during the Plan Year, any Contributions that are applied by the Trustee to pay interest on a Share Purchase Loan and that are deductible under Code §404(a)(9)(B), and any Shares that were acquired with the proceeds of a Share Purchase Loan that are allocated as forfeitures, shall not be included in computing Additions.

7.4    Valuation
The fair market value of each of the Investment Funds shall be valued as of the end of each Valuation Day and shall be determined giving effect to income, expenses and realized and unrealized gains and losses of each of the Investment Funds, and all existing Accounts with respect to each of the Investment Funds shall be separately adjusted in the ratio that the balance of each such Account in each Investment Fund bears to the total of the combined balances of all Accounts in each Investment Fund. The Trustee and the Administrator shall by mutual agreement establish the procedures to be followed in performing such valuation, and the responsibility for the costs incurred.

7.5    Effect of Valuation
The valuations of the Investment Funds in accordance with the foregoing, and the determinations of the Trustee of the value of the Participant’s Accounts based thereon, shall be conclusive and binding upon the Company, the Administrator, and all Participants and their respective Beneficiaries.

7.6    No Liability for Fluctuations in Value
The benefits provided by this Plan shall be payable solely from the Fund, and each Participant and all persons who may derive rights under this Plan through or from a

- 22 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

Participant are hereby charged with actual notice that all Accounts will increase or decrease in value from time to time as the assets of the trust fund fluctuate in value, and that there is no assurance that a particular value which was attributed to a Participant’s Account at any time will be the amount ultimately distributable hereunder. None of the Company, the Administrator, the 401(k) Investment Review Committee, or the Trustee, guarantees in any way that the value of the Shares and any incidental cash ultimately distributable to or on behalf of any Participant will be equal to any amount at any time credited to such Participant’s Account, and each Participant assumes the risk of possible declines in the market value of his Account.

7.7    Adjustments to Accounts
If an adjustment to any Participant’s Account is required to correct any error or for any other reason, such adjustment shall be made as soon as administratively feasible after the Administrator first learns of the circumstances which require adjustment.

Notwithstanding Section 16.1(b) of this Plan, such adjustment for any Additions which, for any Participant in any Limitation Year, exceed the limitations of Section 7.3 shall be made in accordance with the principles set out in the Employee Plans Compliance Resolution System.

7.8    Unit Valuations
The Administrator may establish unit values for one or more Investment Funds, or portion thereof, and maintain each Participant’s interest in such Investment Fund in units in accordance with such rules and procedures as the Administrator deems appropriate. To the extent that unit accounting is utilized for any Investment Fund or portion thereof, the value of a Participant’s interest in the Investment Fund at any time shall be an amount equal to the value of a unit of such Investment Fund multiplied by the number of units then credited to the Participant plus such portion of the Participant’s interest in such Investment Fund which is not accounted for in units.

- 23 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE VIII – VESTING

8.1    Immediate Vesting
Each Participant’s entire Account shall be fully vested and non-forfeitable at all times.

- 24 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE IX – DISTRIBUTIONS

9.1    Distributions on Retirement or for Other Reasons

(a)
A Participant who ceases to be an Employee for any reason (including death, disability or retirement) shall be entitled to receive (or if he is not then living, his Beneficiary shall be entitled to receive) his entire Account balance, at the time and in the manner provided in Section 9.2 of this Plan. In addition, a Participant who has attained age fifty-nine and one-half (59½) shall be entitled to withdraw all or any portion of his Account at his election, which election shall be directed to the Trustee. The Trustee shall make the distribution as soon as administratively feasible after receipt of the request for withdrawal. Requests for distribution, made before market close, shall be based on the Account balance as of that day’s Valuation Date; requests for distribution, made after market close, shall be based on the Account balance as of the next day’s Valuation Date.

(b)
A Participant who ceases to be an Employee shall also receive, on the date of distribution referred to in subsection (a) of Section 9.2 (or if he is not then living, his Beneficiary shall receive), in addition to his entire Account balance, all amounts which, because of an effective wage deferral election, had been withheld from such Participant’s Compensation but not yet remitted to the Trustee (and these sums shall be forthwith delivered to the Trustee for distribution).

(c)
Notwithstanding anything to the contrary in this Plan, a Participant who is required under Code §401(a)(9) to take a mandatory distribution due to attainment of age seventy and one-half (70½) shall receive such distribution in accordance with Section 9.2(c)(ii).

(d)
If an employer ceases to be a member of the Company’s controlled group of companies, this event constitutes a termination of employment of each Employee of such employer. An individual on a leave of absence granted by an employer in accordance with a uniform and nondiscriminatory leave of absence policy shall be treated as an Employee for this purpose. Transfer of employment from eligible employment to non-eligible employment, or from one control group member to another control group member, shall not constitute a termination of employment.

9.2    Time and Method of Distribution

(a)
Every distribution shall be made as soon as is administratively feasible after the Administrator learns that an event requiring distribution has occurred, and of the identity or identities, and location(s) of the party or parties entitled to such distribution. Any subsequent addition to the Account of a Participant who is entitled to receive a total distribution (e.g., because his employment has terminated) shall be distributed as soon as administratively feasible. No distributions may be made for any reason in advance of the time prescribed in Section 9.1 of this Plan.

A Participant, who is no longer an Employee, whose Account balance, inclusive of any portion attributable to a Rollover Contribution (and earnings allocable thereto) exceeds $1,000 shall, notwithstanding the foregoing, not be distributed (subject to the provisions of subsection (c) of this Section 9.2) without the Participant's consent. A Participant may elect to have his entire Account balance remain in the trust fund and continue to be subject to, and invested in accordance

- 25 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

with, the Plan provisions up to age sixty-five (65). If he elects the above deferral, he may choose, upon providing notice to the Trustee, to have his entire Account balance distributed to him at any time during such elected deferral period.

(b)
All distributions shall be made in a single, lump sum distribution except as provided in subsection (a) of Section 9.1 with respect to age fifty nine and one-half (59-1/2) withdrawals, subsection (a) of this Section 9.2 with respect to subsequent contributions or as provided in subclause (ii) of subsection (c) of this Section 9.2 with respect to Participants who have attained age seventy and one-half (70-1/2). At the election of the Participant, distributions from the Company Stock Fund/ESOP shall be made in cash or in Shares. If the Participant shall elect distribution from the Company Stock Fund/ESOP in Shares, whole numbers of Shares which are to be distributed shall always be distributed in kind (subject, however, to transfer taxes), but the value of any fractional Share shall always be distributed in cash. Interests in the Equity Fund or Funds, the Fixed Income Fund, the Money Market Fund and the Life Cycle Fund or Funds shall always be distributed in cash.

(c)    In any event such distribution shall begin

(i)
no later than the sixtieth (60th) day after the close of the Plan Year in which falls the last to occur of the following dates: (A) the date on which the Participant attains the age of sixty-five (65) years; (B) the tenth (10th) anniversary of the year in which the Participant first became a Participant in this Plan; or (C) the date on which the Participant ceased to be employed in any capacity by the Company; but

(ii)	the following provisions of this Section will apply for purposes of determining required minimum distributions under Code §401(a)(9) for calendar years after 2002.

(A)
General Rules. The requirements of this Section will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section will be determined and made in accordance with the requirements of Code §401(a)(9), including the incidental death benefit requirements in Code §401(a)(9)(G) and Treas. Reg. §§1.409(a)(9)-2 through 1.409(a)(9)-9. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with §242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to TEFRA §242(b)(2).

(B)
Required Beginning Date. The Participant’s entire interest will be distributed, or will begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date. The Participant may elect to receive a total distribution of his Participant Account or the minimum distribution required hereunder. Minimum distributions shall be withdrawn from each Investment Fund/Funds in the same proportion as the balance of the Investment Funds bear to each other.

- 26 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

(C)
Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)
If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, then the Participant’s entire interest will be distributed to the surviving spouse by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(2)
If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, then the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(3)
If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

(4)
If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 9.2(c)(ii)(C), other than Section 9.2(c)(ii)(C)(1), will apply as if the surviving spouse were the Participant.

For purposes of Sections 9.2(c)(ii)(C), 9.2(c)(ii)(E) and 9.2(c)(ii)(F), unless Section 9.2(c)(ii)(C)(4) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 9.2(c)(ii)(C)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 9.2(c)(ii)(C)(1).

Unless the Participant's interest is distributed in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 9.2(c)(ii)(D), 9.2(c)(ii)(E) and 9.2(c)(ii)(F).

(D)	Required Minimum Distributions During Participant's Lifetime. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)	the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. §1.401(a)(9)-9, using the

- 27 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

Participant's age as of the Participant's birthday in the distribution calendar year; or

(2)
if the Participant's sole Designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. §1.401(a)(9)-9, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

Required minimum distributions will be determined under this Section 9.2(c)(ii)(D) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

(E)	Required Minimum Distributions After Participant’s Death on or After Date Distributions Begin.

(1)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's Designated Beneficiary, determined as follows:

(a)	The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)
If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

- 28 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

(c)
If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(2)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(F)	Required Minimum Distributions After Participant’s Death Before Date Distributions Begin.

(1)
Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

(2)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

(3)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 9.2(c)(ii)(C)(1), this Section 9.2(c)(ii)(F) will apply as if the surviving spouse were the Participant.

(G)	Definitions.

(1)	Designated Beneficiary: The individual who is designated as the Beneficiary under Section 10.1 of the Plan and is the designated beneficiary under Code §401(a)(9) and Treas. Reg. §1.401(a)(9)-4.

- 29 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

(2)
Distribution calendar year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 9.2(c)(ii)(C). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3)	Life expectancy: Life expectancy as computed by use of the Single Life Table in Treas. Reg. §1.401(a)(9)-9.

(4)
Participant's Account balance: The Participant’s Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)
Required Beginning Date: For Participants who attained age 70½ prior to January 1, 2001, the Required Beginning Date is April 1 of the calendar year following the calendar year in which the Participant attained 70½ years of age. For Participants who attain age 70½ on or after January 1, 2001, the Required Beginning Date is April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains 70½ years of age; and (b) if the Participant is not a five percent (5%) owner, as defined in Code §416(i), the calendar year in which the Participant incurs a termination of employment.

(H)	For purposes of this Section 9.2(c)(ii), the calendar year 2009 shall not be a distribution calendar year for any purposes hereunder. Any distribution made during the 2009 calendar year which is

- 30 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

treated as an Eligible Rollover Distribution, but which would not have been an Eligible Rollover Distribution if the special waiver of the required minimum distribution rules had not applied, shall not be treated as an eligible rollover distribution for purposes of Code §401(a)(31), Code §402(f) or Code §3405(c).

(d)
Payment to an alternate payee pursuant to a Qualified Domestic Relations Order shall be made in one lump-sum payment, and may be paid as soon as administratively feasible after the Administrator determines that the domestic relations order is a Qualified Domestic Relations Order (as defined in Code §414(p)), and after the Trustee has delivered notice of the distribution to the alternate payee (as described by Section 9.2(e) of the Plan), in an amount specified in such domestic relations order. Payment to an alternate payee may be made before the time the Participant’s vested Account balance becomes payable to the Participant.

To the extent the Qualified Domestic Relations Order requires payment of all or any portion of a Participant’s Account to an alternate payee on or after the Participant’s earliest retirement age (as defined in Code §414(p)), such amount shall be segregated into a separate account for such alternate payee and shall be invested among the respective Investment Funds in the same ratio as the Participant’s Account immediately prior to such segregation, and, if directed investments are available, the alternate payee shall then be entitled to direct the investment of the segregated funds. Payment shall then be made to the alternate payee at the time and in the form specified in the Qualified Domestic Relations Order.

(e)
When a Participant, Beneficiary or QDRO Payee elects to receive a distribution, he or she shall receive a notice as required by Treas. Reg. §1.411(a)-11(c) no less than thirty (30) days and no more than ninety (90) days before the date of distribution. If a distribution is one to which Code §401(a)(11) and Code §417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Treas. Reg. §1.411(a)-11(c) is given, provided that:

(i)
the Trustee clearly informs the person requesting the distribution that he or she has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution and the consequences of the failure to defer receipt of the distribution until normal retirement age, and

(ii)	the person requesting distribution, after receiving the notice, affirmatively elects a distribution.

Effective for distributions made in Plan Years beginning on and after August 1, 2009, a non-spouse beneficiary may elect to receive his or her distribution from the Plan in the form of a direct trustee-to-trustee transfer to an eligible retirement plan in accordance with Code §402(c)(11).

9.3    Hardship Withdrawals While Employed

(a)	Any Participant who has suffered a financial hardship may withdraw all or any portion of amounts attributable to the Participant’s Wage Deferral Contributions,

- 31 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

plus related earnings credited as of December 31, 1988, but exclusive of later earnings and amounts previously distributed due to hardship. Application for hardship may be made over the telephone, and a demonstration of the existence of such financial hardship must be made to the satisfaction of the Trustee and/or Administrator. Except as otherwise expressly provided in Section 9.1(a) or upon a showing of a financial hardship as defined in Section 9.3(b), no withdrawals may be made while a Participant continues to be employed by the Company or a Related Company, as defined in Section 2.35.

(b)
“Financial Hardship” means a Participant’s immediate and heavy financial need that cannot be met from other reasonably available resources as listed in Section 9.3(c)(iii) of the Participant, or those of his spouse or minor children, and is caused by one or more of the following:

(i)
Expenses for (or necessary to obtain) medical care that would be deductible under Code §213(d) (without regard to whether the expenses exceed a percentage of adjusted gross income as specified under Code §213) incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Code §152);

(ii)	Purchase (excluding mortgage payments) of a principal residence of the Participant;

(iii)
Payment of tuition, related educational fees, and room and board for the next twelve months for postsecondary education for the Participant, his or her spouse, children, or dependents (as defined in Code §152 without regard to the requirement that gross income be less than the exemption amount);

(iv)	Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(v)
Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code §152 without regard to the requirement that gross income be less than the exemption amount);

(vi)
Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code §165 (without regard to whether the loss exceeds a percentage of adjusted gross income as specified under Code §165); or

(vii)	Other special circumstances creating a significant need essential to the welfare of the Participant or his immediate family.

(c)    Hardship withdrawals shall be carried out under the following rules:

(i)	A withdrawal based upon a financial hardship cannot exceed the amount required to meet such hardship and not reasonably available from other

- 32 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

resources available to the Participant, including loans from this Plan. Federal tax will be withheld on hardship withdrawals at a rate of ten percent (10%) unless the Participant elects no withholding; state or local income taxes will be withheld at the Participant’s request. The amount required for hardship may be increased to include the necessary taxes but cannot exceed the amount available for hardship as provided in subparagraph (a) of this Section. A hardship withdrawal will not be granted if such financial hardship may be relieved in full by borrowing that amount as allowed under Section 9.4, as supplemented by subclause (iv) of this Section 9.3(c).

(ii)	The application shall provide support for facts demonstrating financial hardship and any other facts or documents required by the Trustee and/or Administrator.

(iii)
For the purpose of determining whether the hardship withdrawal is necessary to satisfy a financial need of a Participant, the Trustee and/or Administrator may reasonably rely on the Participant’s representation that the need cannot be fully relieved by: (A) insurance or other reimbursement,; (B) reasonable liquidation of assets if this does not itself create a financial hardship; (C) cessation of Wage Deferral Contributions; (D) other distributions (including any dividends currently available under Code §404(k) from the ESOP) or nontaxable loans from all Company plans or (E) loans from commercial sources on reasonable commercial terms.

(iv)
If a Participant who has a loan outstanding, applies for a hardship withdrawal and if the amount necessary to satisfy the Participant’s financial hardship is not in excess of an additional loan amount allowable under Section 9.4, then the Participant shall borrow such additional amount by applying for an additional loan from the Plan instead of taking a hardship withdrawal.

(v)
If a Participant, who is not eligible for an additional loan under the terms of Section 9.4, applies for a hardship withdrawal, such hardship withdrawal may be permitted up to the amount of the hardship and subject to the limitations of Section 9.3(a). If a Participant is eligible for an additional loan, but has a financial hardship the amount of which exceeds the maximum loan amount allowable under Section 9.4, then a hardship withdrawal may be permitted up to the amount of hardship and subject to the limitations of Section 9.3(a).

(vi)	The withdrawal shall be made from each Investment Fund/Funds in the same proportion as the balance of the Investment Funds bear to each other.

(vii)
A Participant who receives a hardship distribution, as provided in this Section 9.3(c), or who has one (1) or more outstanding loans and receives an additional loan to relieve a hardship, as provided in Section 9.3(c)(iv), shall not be permitted to make wage deferrals pursuant to this Plan until the first payroll date of the calendar month following the expiration of a six (6) month period after receipt of either such hardship distribution or such

- 33 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

new loan in lieu of the hardship distribution. The Participant must give the Trustee adequate notice to resume wage deferrals, and such wage deferrals will begin as soon as administratively feasible.

9.4    Loans to Participants
A Participant may, at any time, apply to the Trustee for a loan from the Trust, and the Trustee may grant such a loan, but only on the following conditions:

(a)
Effective January 1, 2013, Plan Participants are allowed only two (2) loans from the Trust: one (1) general purpose loan, including a loan used to alleviate a financial hardship in accordance with Section 9.3, and one (1) for purchase of the Participant’s primary residence. The loan amount shall not exceed the lesser of fifty percent (50%) of the total value of the Participant’s Account or $50,000 (which $50,000 amount shall be reduced by the excess, if any, of: (i) the highest outstanding balance of loans to the Participant from the Plan during the one (1) year period ending on the date before the date on which the new or additional loan, or modification or extension of loan, is to be made, over (ii) the outstanding balance of loans to the Participant from the Plan on the date on which such loan, or modification or extension of loan, is made). In any event no loan of less than $500 shall be permitted. Accounts shall be valued for these purposes as of the day preceding the date of the loan. For purposes of this section, “Plan” means all plans of the Company and Related Companies, as defined in Section 2.35.

(b)
For loans in place prior to January 1, 2013, the aggregate amount of all such loans to a Participant made, renewed, negotiated, modified or extended shall not exceed the lesser of fifty percent (50%) of the total value of the Participant’s Account or $50,000 (which $50,000 amount shall be reduced by the excess, if any, of: (i) the highest outstanding balance of loans to the Participant from the Plan during the one (1) year period ending on the date before the date on which the new or additional loan, or modification or extension of loan, is to be made, over (ii) the outstanding balance of loans to the Participant from the Plan on the date on which such loan, or modification or extension of loan, is made). In any event, no loan of less than $500 shall be permitted. Accounts shall be valued for these purposes as of the day preceding the date of the loan. For purposes of this section, “Plan” means all plans of the Company and Related Companies, as defined in Section 2.35.

(c)
Loans may be applied for over the telephone or internet, shall bear interest at a rate comparable to the prevailing interest rate charged by commercial lenders for similar loans, shall be secured by the Participant’s Account, and shall be repayable in installments, by payroll deductions, over a period not to exceed 234 weeks from the date of such loan, or not to exceed 494 weeks in the case of a loan for the purchase of the Participant’s primary residence. Loan repayments shall be allocated to Pre-Tax Contribution Account or Roth Contribution Account depending upon the source of the loan. Loan repayments shall be allocated to investment accounts in accordance with the then-current Participant investment election made pursuant to Section 6.2. Prior to December 31, 2012, a Participant was permitted to have a maximum of three (3) loans outstanding at any time: a maximum of two (2) loans for any purpose (one (1) of which may be used to alleviate a financial hardship in accordance with Section 9.3) and a maximum of

- 34 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

one (1) loan for purchase of the Participant’s primary residence. Subsequent to December 31, 2012, an employee may have a maximum of two (2) loans, one (1) general purpose loan, including a loan used to alleviate a financial hardship in accordance with Section 9.3, and one (1) for purchase of the Participant’s primary residence. If the Participant is on unpaid leave, loan payments may be suspended during the period of leave, and the loan shall be reamortized to ensure timely repayment. Alternatively, the Participant on unpaid leave may continue to make loan payments directly with the Trustee in accordance with procedures established by the Trustee. The loan shall be subject to repayment in whole or in part at any time without premium or penalty. Loans shall become due and payable in full when the Participant ceases to be an Employee.

(d)
In the event a loan or any installment thereunder is not paid when due, written notice will be provided to the Participant at his last known address and, if the loan or such delinquent installment is not paid for more than a full calendar quarter, the loan shall be in default. A loan that has been defaulted upon and not cured within the grace period shall be treated as a deemed distribution from the Plan. Interest shall continue to accrue on a loan that is deemed distributed. In the event of a deemed distribution, the Participant shall not be permitted to take any additional loans, except as provided by the hardship provisions of Section 9.3. A deemed distribution of a defaulted loan shall not be considered an Eligible Rollover Distribution for purposes of Section 9.7 of the Plan. When a distribution of the Participant’s Account is made in accordance with the Plan, or if a default occurs on the Participant’s termination of employment or death, security for the loan shall be foreclosed upon by deducting the amount of the outstanding balance of the defaulted loan from the Participant’s Account. At the time of a lump sum distribution of the Participant’s Account, the loan shall be distributed to the Participant (or Beneficiary).

(e)
Any such loan shall be treated as a segregated investment for the Account of the borrowing Participant, the interest thereon shall be credited only to such Account (and not to the general earnings of the Fund), and for the purposes of allocating income of the Fund or any other appreciation or depreciation of the Fund for any Plan Year, the Account of such borrowing Participant shall be treated as not including the unpaid amount of such borrowing (but for all other purposes of this Plan, including the provisions dealing with the allocation of contributions and the valuation of the corpus of the Trust, the amount of such borrowing shall continue to be treated as part of the borrowing Participant’s Account, having a fair market value exactly equal to the unpaid principal balance thereof at any time when it is necessary to determine its fair market value).

(f)
An application for a loan may be requested at any time, and an approved loan shall be disbursed as soon as administratively practicable thereafter. Repayment through payroll deduction will begin as soon as administratively feasible after disbursement occurs. A new loan cannot begin until after repayment in full of the prior loan, subject to the provisions of this Section 9.4 and Section 9.3. The dollar amounts to be loaned shall be taken from the investment accounts in the same proportion as the Investment Funds bear to each other. No Participant may borrow any sum hereunder so long as any previous loan to such Participant remains unpaid, except as provided under Section 9.3 and this Section 9.4.

- 35 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

(g)
Once the Trustee has approved a loan application for a Participant and has determined the rate of interest such loan will bear, the Trustee will disburse the loan check to the Participant. The Participant’s endorsement on the loan check will constitute the Participant’s acceptance of the terms of the loan.

(h)
For the purposes of this Section 9.4, the Plan Administrator is the Vice President Human Resources. The Administrator will impose no specific limitations on the type or amount of Participant loans, except as provided in this Section 9.4.

(i)
For purposes of this Section 9.4 and in conformity with the requirements contained herein, loan availability is restricted to Participants who are parties in interest as defined by section 3(14) of ERISA.

9.5    Account Transfers

(a)
If an Employee who participates in this Plan becomes a “Management Employee” (as hereinafter defined), such Employee’s Account in this Wage Deferral Savings Plan shall be transferred to the Laclede Gas Company Salary Deferral Savings Plan (the “Salary Deferral Savings Plan”), and such Employee shall thereupon cease to participate in this Wage Deferral Savings Plan. Such transfer shall be effective as soon as administratively feasible following the effective date on which such Employee becomes a Management Employee, and such transfer shall be subject to the terms, conditions, and provisions of the Salary Deferral Savings Plan.

If a Management Employee who participates in the Salary Deferral Savings Plan becomes an Employee (as defined hereunder), the Employee shall be vested in his Account in this Wage Deferral Savings Plan at the same amount vested in his Account in the Salary Deferral Savings Plan, as of the effective date of the transfer of the Employee’s Account from the Salary Deferral Savings Plan. Upon transfer into this Wage Deferral Savings Plan, the Employee’s Account shall be allocated to the Investment Funds described in Article VI according to allocation percentages elected by the Employee, with such election being made in accordance with the procedures described in Article IV. The Employee may alter his election when he transfers from the Salary Deferral Savings Plan, in accordance with the provisions of this Wage Deferral Savings Plan.

For the purposes of this Section 9.5, “Management Employee” shall mean any person who is or is eligible to become a “Participant” in the Salary Deferral Savings Plan as that term is defined therein.

(b)
If an Employee who participates in this Plan becomes a "Contract Employee" (as hereinafter defined) eligible to participate in the Missouri Natural Gas Division of Laclede Gas Company Wage Deferral Savings Plan (the "MoNat Wage Deferral Savings Plan") or the Laclede Gas Company – Missouri Gas Energy Wage Deferral Savings Plan ("MGE Wage Deferral Savings Plan"), such Employee's Account in this Plan, including any unpaid loan balances, shall be transferred to the MoNat Wage Deferral Savings Plan or MGE Wage Deferral Savings Plan, as applicable, and such Employee shall thereupon cease to participate in this Plan. Such transfer shall be effective as soon as administratively feasible following the

- 36 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

effective date on which such Employee becomes a Contract Employee, and such transfer shall be subject to the terms, conditions and provisions of the MoNat Wage Deferral Savings Plan or MGE Wage Deferral Savings Plan, as applicable, except that the Contract Employee shall be vested in his accounts in the applicable recipient plan in the same amount and in the same manner as if his funds had been on deposit in this Plan from the original date of contribution.

If a Contract Employee who participates in the MoNat Wage Deferral Savings Plan or the MGE Wage Deferral Savings Plan becomes an Employee (as defined hereunder), the Employee shall be vested in his Account in this Plan in the same amount as he is vested in his account in the MoNat Wage Deferral Savings Plan or MGE Wage Deferral Savings Plan, as of the effective date of the transfer of the Employee's account from such plan. Upon transfer into this Plan, the Employee's Account shall be allocated to the Investment Funds described in Article VI according to the allocation percentages elected by the Employee, with such election being made in accordance with the procedures described in Article IV. The Employee may alter his election when he transfers from the MoNat Wage Deferral Savings Plan or the MGE Wage Deferral Savings Plan, in accordance with the provisions of this Plan.

For purposes of this Section 9.5, "Contract Employee" shall mean any person who is or is eligible to become a "Participant" in the MoNat Wage Deferral Savings Plan or the MGE Wage Deferral Savings Plan as that term is defined therein.

9.6    Rollover Contributions
An eligible Employee, or an Employee who would be an eligible Employee except that such Employee fails to satisfy the minimum age and/or Service Period requirements as defined in Section 3.1, may contribute to the Trust an eligible rollover distribution, as defined in Code §402(c)(4).

The procedures approved pursuant to this Section 9.6 shall provide that such a contribution be made only if the following conditions are met:

(a)	the contribution occurs on or before the sixtieth (60th) day following receipt by the Employee of the distribution from the other plan; and

(b)	the amount contributed is equal to the entire distribution which the Employee received from the other plan, excluding after-tax contributions other than Roth contributions.

If an Employee had deposited a distribution previously received from another plan into an individual retirement account (“IRA”), as defined in Code §408, such Employee may contribute the amount of such distribution, plus earnings thereon from the IRA, to this Plan, provided such rollover amount is deposited in trust with the Trustee on or before the sixtieth (60th) day following receipt from the IRA.

The Company shall develop such procedures, and the Trustee and/or Company may require such information relative to contributions made pursuant to this Section 9.6, as deemed necessary to determine that the proposed Rollover Contribution meets the requirements of this Section 9.6.

- 37 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

Upon satisfactory review of documentation by the Trustee, the Rollover Contribution shall be deposited in trust with the Trustee and credited to an account for such Employee; such Employee shall at all times be one hundred percent (100%) vested in such account, including all earnings and appreciation credited thereto.

When such Employee becomes eligible for participation as defined in Article III, the Employee’s account shall be treated as an Account subject to all of the terms, conditions and provisions of this Plan. The portion of the Account attributable to the Rollover Contribution, plus earnings and appreciation credited thereto, shall be treated as wage deferral for all purposes pursuant to the provisions of this Plan, but such amount shall at no time be eligible for the Matching Contributions described in Section 5.1.

Nothing in this Section 9.6 shall be construed to supersede or otherwise change the participation requirements described in Article III.

At the time an Employee makes a Rollover Contribution pursuant to the provisions of this Section 9.6, the Employee shall designate Investment Fund allocation percentages for the Rollover Contribution, as described in Article VI.

9.7    Eligible Rollover Distributions
A Participant, Beneficiary who is a surviving spouse, or QDRO Payee who is a spouse or former spouse who will receive an Eligible Rollover Distribution from the Plan may instruct the Trustee to make a direct rollover of such distribution to an Eligible Retirement Plan. Eligible Rollover Distributions exceeding $200 in one (1) calendar year which are not directly rolled over will be subject to federal income tax withholding. The Administrator will establish procedures with the Trustee to accomplish the rollover. An Eligible Rollover Distribution may be split so that a portion is received and the remainder is rolled over into one (1) Eligible Retirement Plan. Distributions consisting only of, and made only in, Company stock and cash (not exceeding $200), in lieu of fractional shares, are not subject to mandatory federal withholding.

- 38 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE X – DESIGNATION OF A BENEFICIARY

10.1    Procedure and Effect
Any Shares or amounts distributable under this Plan which may be distributable to a Beneficiary shall be made only to the person(s) designated pursuant to this Article by the Participant on whose behalf the Shares or amounts were accumulated. Beneficiary designations may be made with the Trustee or the Administrator in accordance with applicable established procedures. Such designations shall be effective only upon receipt by the Trustee or Administrator, in accordance with established procedures and shall cancel all previous Beneficiary designations filed by the Participant. The Administrator, upon receiving proof of a Participant’s death and the identity and existence, or death, of relevant named Beneficiaries and contingent Beneficiaries, shall direct the Trustee to make payment of the Participant’s Account in accordance with the Participant’s uncancelled designation. More than one Beneficiary, and alternative or contingent Beneficiaries, may be designated, in which case the Participant shall specify the proportions upon which the distribution shall be made to such multiple or alternative or contingent Beneficiaries, all of which must comply with procedures established by the Administrator. All payments and distributions to a Beneficiary or Beneficiaries shall always be the total amount of the Participant’s Account to which such Beneficiary is entitled and which is then subject to payment and distribution, and no such payments or distributions shall be made in installments or as an annuity.

If the Employee is lawfully married, each such designation or change in designation which results in someone other than the Employee’s spouse as sole primary Beneficiary, (a) must be in writing and signed by the Employee and his spouse; (b) the spouse’s consent must acknowledge the effect of the election; and (c) the spouse’s consent must be witnessed by a Plan representative or a notary public. The spousal consent shall not be required if the Employee provides the Administrator with satisfactory evidence that such consent cannot be obtained because (a) he/she does not have a spouse; (b) the spouse cannot be located; or (c) such other circumstances as are prescribed by Treasury Regulations.

- 39 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE XI – LOST DISTRIBUTEES

11.1    Disposition of Accounts Payable to Persons Who Cannot be Located
If the Administrator is unable to locate any person entitled to receive a distribution hereunder, or the estate of such person, if he is deceased, and if, under this Plan, his estate is entitled to receive any distribution hereunder, within two (2) years after the same becomes distributable, during which period the Administrator shall have made a reasonable search for such person and/or his estate, the right and interest of such distributee in and to the Account may terminate on the last day of such two (2) year period, and the same may be applied to reduce future Company Matching Contributions; provided, however, that if the Participant or his Beneficiary(ies) or estate should later make a claim for benefits hereunder or otherwise be located, the amount so applied shall be reinstated and used and applied only for the benefit of such Participant, his Beneficiary(ies) or estate, as otherwise provided by this Plan.

11.2    Efforts to Locate Distributees
In its search for any distributee, the Administrator (or the Trustee, at the direction of the Administrator) shall mail a notice, postage prepaid, by U.S. registered or certified mail, return receipt requested and return postage guaranteed, to the last known address of such distributee or (if the distributee is not the Participant and if the address of the distributee is not known or if the notice sent to such distributee is returned unclaimed or address unknown) to such distributee in care of the last known address of the Participant for whose benefit the Account to be distributed was accumulated. If all notices sent as aforesaid are returned unclaimed or addressee unknown, the Administrator may (but shall not be obligated to) publish a notice in a newspaper having a general circulation in the same general area as the last known address of the distributee, stating that the Trustee holds an amount for distribution hereunder and giving such additional information as may be reasonably calculated to come to the notice of the parties having an interest therein. Such actions shall constitute a reasonable search for such distributee; provided, however, that the Administrator shall never be required to expend in such search an amount greater than the amount distributable to the distributee hereunder, and all amounts so expended shall be charged against the amounts held for such distribution. The Administrator shall, in addition, notify the Social Security Administration of the United States when a Participant with a vested right to a deferred benefit hereunder ceases to be employed. It shall be the duty of all persons having an interest in this Plan to keep the Administrator advised of their whereabouts, and the Administrator shall have fully discharged all obligations in this regard when it has given the notice to the Social Security Administration contemplated by this Section.

- 40 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE XII – AMENDMENT OR TERMINATION

12.1    Amendment

(a)
The Company reserves the absolute right to modify or amend this Plan in whole or in part, at any time and from time to time, effective as of any specified current, prior or future date, by resolutions adopted by the Company’s Board of Directors, or, to the extent delegated by the Board of Directors, by written instruments executed by appropriate officers of the Company and delivered to the Administrator. A certified copy of any resolution by the Board or copy of any other amendment by the Company taking any such action shall promptly be delivered to the Administrator and to the Trustee. This Plan shall not, however, be modified or amended in any manner which would (i) reduce the amount credited to a Participant’s Account unless such reduction is allowed per applicable law or the principles set out in the Employee Plans Compliance Resolution System; or (ii) permit any portion of the Fund to be used for or diverted to purposes other than (A) for the exclusive benefit of Participants, their Beneficiaries or estates, and (B) for the administrative expenses of this Plan; or (iii) cause any part of the Fund to revert to the Company (except as provided in clause (i) above or in Section 16.1 of this Plan); or (iv) increase the duties or liabilities of the Trustee without its consent; provided, however, that any modification or amendment which would result in the loss by the Plan of its qualified status under Code §401, or in the loss by the Trust of its tax exempt status under Code §501, shall be retroactively null and void as if such amendment had never been made.

(b)	The Company and its Employees and all Participants and their Beneficiaries and estates, shall be bound by any amendment effected by the Company pursuant to this Section.

12.2    Termination
The Company reserves the right to terminate this Plan voluntarily as of any specified current or future date (or, if no date be specified, as of the date of delivery of the certified copy of the authorizing resolution to the Trustee as hereinafter required) by action of the Board and by delivering a certified copy of the resolution by which such action is taken to the Administrator and to the Trustee. In addition, this Plan shall be automatically terminated upon a dissolution of the Company (but not upon a merger, consolidation, reorganization or recapitalization thereof if the surviving corporation therein specifically assumes this Plan and agrees to be bound by the terms hereof), or upon the Company being legally adjudicated as bankrupt, or upon the appointment of a receiver or trustee in bankruptcy with respect to the Company’s assets and business if such appointment is not set aside within ninety (90) days thereafter, or upon the making by the Company of a general assignment for the benefit of creditors. Upon a termination of this Plan as aforesaid, or in the event of a complete and permanent discontinuance of contributions to this Plan by the Company (whether or not pursuant to action by the Board and whether or not, if pursuant to such action, a certified copy of the authorizing resolution is delivered to the Trustee), no additional employees of the Company shall become eligible to participate herein. Should a partial termination of this Plan occur, as determined in accordance with Federal law and regulation, such partial termination shall have the same effect as, and shall be treated the same as, a termination of the Plan, except that in such case the provisions of Section 12.3 of this Plan governing termination shall be applied only to those persons affected by such partial termination.

- 41 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

12.3    Disposition of Assets on Termination

(a)
Notwithstanding that this entire Plan may be terminated pursuant to Section 12.2 of this Plan, the Trust by which this Plan is funded shall continue in full force and effect until the entire Fund has been distributed pursuant to Sections 9.1 and 9.2 of this Plan.

(b)
Until the Fund has been fully distributed, the Trustee shall continue to possess all powers, rights, privileges and immunities with which it was invested by the Trust Agreement, and shall have all such other powers as are necessary or appropriate to the completion of such distribution, and all expenses of administration of the segregated assets shall be charged to and paid out of such assets.

(c)
If, notwithstanding a termination or partial termination of this Plan, all or any of the Participants continue in the employ of the Company or of an entity so related to the Company that such Participants shall be deemed not to have severed their employment with it within the meaning of Code §402(e)(4)(D)(i)(III), their Accounts shall be retained by the Trustee, which shall continue to administer the same subject to the provisions of the Trust, until such time as the same shall be otherwise distributable under this Plan, and during such administration, all expenses of administration of such amounts shall be charged to and paid out of such assets.

- 42 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE XIII – ADMINISTRATOR

13.1    Appointment
The actual administration of this Plan shall be conducted by an Administrator (which may be a committee) appointed from time to time by, and to serve at the pleasure of, the Board. The number of persons constituting any Administrative Committee may be increased or decreased at any time and from time to time by the Board. Any officer, director or employee of the Company may be appointed Administrator or a member of the Administrative Committee, but no Administrator or Administrative Committee member need be either an Employee or a Participant. Each person so appointed shall signify his acceptance by filing a written acceptance of such appointment with the Company. Any Administrator or member of a committee may resign by delivering his written resignation to the Company. Administrators, including Administrative Committee members, shall serve as such without special compensation for their services as such.

13.2    Organization
If the Administrator is a committee, the members shall elect a Chairman (who shall be a member of the Administrative Committee) and a Secretary (who may, but need not, be a member of the Administrative Committee), who shall have the powers and duties usually incident to their respective offices. The Administrative Committee may appoint from its membership such subcommittees, and delegate such of its powers thereto, as it may determine, and may authorize one or more of its members, or any agent, to execute and deliver any instrument, or, on its behalf, to authorize or direct any payment or distribution permitted or required by this Plan.

13.3    Powers
The Administrator shall have full power and authority to administer this Plan in all respects, including without limitation, full power and authority:

(a)
To construe this Plan and to determine all questions which may arise thereunder relating to the administration of this Plan, including questions relating to eligibility to participate and the status and rights of Participants, Beneficiaries, and other persons hereunder; provided, however, that if the Administrator deems any language of this Plan so ambiguous or unclear that its reasonable meaning or application cannot be determined, the Administrator may, if it so desires and in its sole discretion, submit such language to the Board with a request that the Board adopt a resolution interpreting such language or establishing rules for its application, and any such resolution adopted by the Board shall be binding upon all parties interested in this Plan. If the Administrator so desires, it may (but need not) submit such language to counsel for interpretation prior to requesting action by the Board. Unless the Board has adopted a particular interpretation of any language of this Plan, or has established rules for its application, any decision of, or action taken by, the Administrator shall be final and binding upon all parties interested in this Plan. Any discretionary actions taken, or rules adopted by the Administrator or the Board, shall be administered uniformly and applied with equal effectiveness and in a non-discriminatory manner to all persons similarly situated.

(b)
To appoint an agent for service of process in any action or proceeding involving this Plan, who may (but need not) be either the Administrator or a member of any Administrative Committee, an Employee or a Participant.

- 43 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

(c)
To employ such counsel, accountants and agents (who may serve the Company in the same or a different capacity) and to contract for such clerical and accounting assistance, and to delegate ministerial authority (including the authority to instruct the Trustee respecting distribution thereunder, and the identity of the recipient(s) thereof), to such person(s) selected by it, as it may deem necessary or desirable, and all fees, charges and costs incurred thereby shall be treated as an expense of this Plan and paid in the manner provided for other expenses of this Plan.

(d)	To adopt all forms necessary or appropriate for the administration of this Plan, and to change such forms from time to time as it sees fit.

(e)
In instances in which no time period is stated in this Plan, to adopt reasonable time periods for the doing of any act, which may take the form of a required notice period in advance of the date on which an action is to become effective or of a period after some event during which, or upon the expiration of which, any action may be timely taken, and under uniform and non-discriminatory rules, and for good cause or administrative convenience, to waive strict adherence to any time period stated in this Plan or established by the Administrator.

13.4    Meetings
The Administrator shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine, and may, if it so desires, by resolution, provide for regular meetings. In lieu of any meeting, the Administrator may act by written instrument, signed by a majority of the members if the Administrator is a Committee and filed with the Secretary thereof, whether executed before or after the stated effective date thereof, and such instrument shall have the same effect as if the action thereby taken had been taken at a meeting duly called and held.

13.5    Records
The Administrator or Secretary of the Administrative Committee shall keep records of all meetings, shall forward all necessary communications to the Trustee, shall preserve the accounts of the fiscal transactions of this Plan submitted by the Trustee, and shall keep in convenient form such data as may be necessary for determining the condition of this Plan and any benefit or other right hereunder.

13.6    Applications for Benefits, Appeals from Denial of Benefits
A Participant or Beneficiary who believes that he is entitled to benefits under the Plan may file a written request for such benefits with the Administrator setting forth his claim.

Within ninety (90) days after receipt of the request, the Administrator shall provide to every claimant who is denied a claim for benefits, written notice setting forth in a manner calculated to be understood by the claimant:

(a)	The specific reason or reasons for the denial;

(b)	Specific reference to pertinent Plan provisions on which the denial is based;

- 44 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

(c)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)
An explanation of the claim review procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

If special circumstances require an extension of time beyond the initial ninety (90) day period, prior to the end of such initial ninety (90) day period the Administrator shall provide to the claimant written notice of the extension, the special circumstances requiring the extension, and the date by which the Administrator expects to render the final decision. In no event shall such extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. If the Administrator does not furnish a response within the initial ninety (90) day or extended period, the claimant shall be deemed to have exhausted the claims and appeals process set forth in this Section and is entitled to file suit in state or federal court.

If a claimant receives notice from the Administrator that a claim for benefits has been denied in whole or in part, the claimant or the claimant’s duly authorized representative may, within sixty (60) days after receipt of notice of such denial:

(a)
Make written application to the Administrator for a review of the decision. Such application shall be made on a form specified by the Administrator and submitted with such documentation as the Administrator shall prescribe;

(b)	Review, upon request and free of charge, all documents, records and other information in the possession of the Administrator which are relevant to the claim; and

(c)	Submit written comments, documents, records and other information relating to the claim.

If the claimant or his duly authorized representative fails to file such appeal within sixty (60) days after the claim is denied, the claimant shall be deemed to have waived any right to appeal the denial of the claim.

If review of a decision is requested, such review shall be made by the Administrator who shall review all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

The Administrator shall furnish a written decision on review not later than sixty (60) days after the notice of appeal is filed by the claimant. If special circumstances require an extension of time beyond the initial sixty (60) day period, prior to the end of such initial sixty (60) day period the Administrator shall provide to the claimant, written notice of the extension, the special circumstances requiring the extension, and the date by which the Administrator expects to render the final decision. In no event shall such extension exceed a period of sixty (60) days from the end of the initial sixty (60) day period.

- 45 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

Any denial shall inform the claimant of the specific reason or reasons for the denial, refer to the specific Plan provisions on which the denial is based, state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim, and state that the claimant has a right to bring a civil action under section 502(a) of ERISA.

13.7    Contest of Decision on Appeal
No action shall be brought against the Plan in any court unless the claims and review procedures prescribed above have been fully exhausted. No action may be brought more than one year after administrative remedies have been exhausted or the Plan has tendered payment of the disputed amount, whichever is earlier.

Any action against the Plan, whether in federal or state court, shall be brought only within the state of the Company’s principal place of business. The Plan and its Administrator reserve the right to remove any action to federal court.

13.8    Liability of Administrator

(a)
The Administrator shall be responsible only for its own acts and omissions, and except as provided in ERISA §405 (29 U.S.C. §1105) shall have no liability to any person or party whomsoever for the acts or omissions of others. The Company shall indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was Administrator or a member of any administrative committee, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by ERISA, but not as to any matter in which he shall be finally adjudged in such action, suit or proceeding

(i)	to be liable for misconduct in the performance of his duties as such member, or

(ii)	to have breached with respect to this Plan or its Trust any fiduciary duty imposed on him by ERISA for which personal liability is imposed on him and,

in either instance, for which indemnification would be contrary to public policy, as set forth in any applicable statute or judicial decision. The foregoing right of indemnification shall extend to any action, suit or proceeding which may be settled or compromised prior to final judgment, and shall not be exclusive of any other rights to which any party may be entitled as a matter of law.

(b)
Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the indemnified party has met the applicable standards of conduct set forth in ERISA. Such determination shall be made

- 46 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

(i)	by the Board by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or

(ii)	if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(iii)    by the stockholders of the Company.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding as authorized by the Board in a specific case, upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized by ERISA and this Article.

(c)
The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, or vote of stockholders or disinterested members of the Board, both as to action in his official capacity as an administrator and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an administrator and shall inure to the benefit of the heirs, executors and administrators of such person.

(d)
The Board may authorize, to the extent permitted by ERISA, the purchase and maintenance of insurance on behalf of any person who is or was an administrator against any liability asserted against him and incurred by him in such capacity or arising out of his status as such.

(e)	Except as otherwise required by law, no bond or other security shall be required of any administrator for the faithful performance of his duties as such.

- 47 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE XIV – PROHIBITION AGAINST VOLUNTARY
OR INVOLUNTARY ASSIGNMENTS

14.1    No Liability for Participants’ Debts
Except as otherwise required by law, neither this Plan nor the Trust by which it is funded shall be liable for or subject to the debts or liabilities of any Participant or Beneficiary hereunder, and no Account or portion thereof shall at any time or in any manner be subject to alienation, sale, transfer, assignment, pledge or encumbrance of any kind. If any Participant or Beneficiary shall attempt to, or shall, alienate, sell, transfer, assign, pledge or otherwise encumber his Account or any part thereof or interest therein, or if by reason of bankruptcy or other event, such Account (or part or interest) would at any time be received or enjoyed by persons other than the Participant or his designated Beneficiary, the Administrator shall terminate such person’s interest in this Plan and shall direct the Trustee to hold or apply the same to or for the use of the person otherwise entitled thereto under the terms of this Plan.

Notwithstanding the above, the creation, assignment or recognition of any right to any benefit, or portion thereof, payable to an alternate payee pursuant to a Qualified Domestic Relations Order, shall not be treated as an assignment or alienation prohibited by this Plan provided such Qualified Domestic Relations Order meets the limitations set forth in Code §414(p). Qualified Domestic Relations Orders shall be handled pursuant to procedures established by the Plan Administrator.

- 48 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE XV – COMPETENCY OF DISTRIBUTEES

15.1    Distributees Presumed Competent
Every person receiving or claiming any distribution under this Plan shall be conclusively presumed to be mentally competent and of legal age until the Administrator and/or Trustee receives a written notice, in form and substance acceptable to them, that any such person is incompetent or is a minor or that a guardian or other person legally vested with the care of his estate has been appointed.

- 49 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE XVI – MISCELLANEOUS

16.1    Return of Contributions

(a)
It is the objective and intention of the Company that this Plan shall be a qualified plan within the meaning of Code §401 (and, in particular, Code §401(k) as regards Article IV), the Trust of which is exempt from Federal income tax under Code §501. Contributions made by the Company shall be subject to the provisions of this Plan in all respects and may not be diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries and estates and the payment of the administrative expenses of this Plan, and may not be returned to the Company, except as provided by Section 7.7.

(b)
Notwithstanding the foregoing or any other contrary provision herein contained, any erroneous Company Contribution which is made by a mistake of fact (without earnings attributable to the erroneous contribution, but after reduction for losses attributable thereto) will be returned to the Company if the mistake of fact is discovered, and the return of such Contribution completed, within one year after the payment of such Contribution to the Plan. If any deduction for any Company Contribution is not allowable under Code §404, then such Contribution, to the extent of such disallowed deduction (without earnings attributable to the excess contribution, but after reduction for losses attributable thereto), will be returned to the Company within one year after the disallowance of such deduction.

16.2    Limitations of Liability and Rights

(a)
Participation in this Plan shall not give any Participant any rights except as specifically provided in this Plan, and no one in the employ of the Company, and no Participant or Beneficiary, shall be entitled to any interests or benefits except to the extent that a right thereto is specifically fixed by the terms of this Plan.

(b)
Except as provided in ERISA §405 (29 U.S.C. §1105), neither the Company nor any officer, director or stockholder of the Company, and neither the Administrator nor the 401(k) Investment Review Committee, shall be liable for any act or omission of the Trustee with respect to its investment or administration of the Trust which is a part of this Plan.

(c)
The establishment of this Plan shall not give any person any right to be continued in the employ of the Company nor shall it interfere with or limit the right of the Company to terminate the employment of any person at any time.

16.3    General Administration and Expenses

(a)
Except with respect to such duties as have specifically been delegated to the Administrator, the Trustee or others hereunder, or which require the exercise of discretion, the Company or its nominees (who may be Employees) may perform all ministerial activities necessary to the efficient administration of this Plan, may maintain all proper files and records, and may provide all forms, notices and other documents in connection herewith. All notices, requests, directions and other orders or elections for which the Administrator has adopted an official administrative form shall be effective only if submitted to the Administrator on a properly completed and signed official form.

- 50 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

The Administrator shall also have the authority and discretion to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices, and procedures made by the Administrator or other Plan fiduciary. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Administrator in accordance with the claims review procedures provided in Section 13.6. Any decisions which call for interpretations of Plan provisions not previously made by the Administrator shall be made only by the Administrator. Administrative Delegate means one or more persons or institutions to whom the Administrator has delegated certain administrative functions pursuant to a written agreement.

(b)
All brokerage fees, commissions, stock transfer taxes and similar acquisition costs incurred on the purchase of any Shares shall be treated as additional purchase price and all brokerage fees, commissions, stock transfer taxes and similar disposition costs incurred on the sale of any Shares shall be treated as a reduction in sale proceeds, except that stock transfer taxes on Shares distributable in kind shall be charged against the Account of the distributee. Except as otherwise provided in the Trust Agreement, all other expenses of the Plan and its administration shall be paid by the Company.

16.4    Notice of Address
It is the duty of every Participant to keep the Company informed of his current post office address. Any communication, statement or notice addressed to a Participant at the latest post office address on file with the Company shall be binding upon such Participant for all purposes, and neither the Administrator, the Trustee nor the Company shall be obligated to search for or attempt to ascertain the whereabouts of any person, except as provided in Article XI.

16.5    Valuation of Shares
The value of a fractional Share for purposes of Section 9.2(b) of this Plan shall be based on the value of a full Share at the closing price per Share on the New York Stock Exchange on the Valuation Date.

16.6    Fractional Calculations
Calculations shall be made in fractions as determined by the Trustee.

16.7    Data
Every person entitled to any distribution hereunder shall furnish such documents, evidence or other information to the Administrator as the Administrator may consider necessary or desirable for the administration of this Plan or for the protection of this Plan, the Administrator or the Trustee. Each such person must furnish such information promptly and must sign such documents as the Administrator may reasonably require before he shall receive any distribution hereunder.

16.8    Titles and Headings
Titles to articles and headings of sections in this Plan are for convenience of reference only, and in case of conflict, the text of this Plan rather than such titles or headings shall control.

16.9    Trust Agreement Related

- 51 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

The Trust Agreement and each of the provisions thereof shall be deemed a part of this Plan for all purposes, and in case of a conflict between the provisions of the Trust Agreement and the provisions of this Plan, the provisions of this Plan shall control.

16.10    Severability Clause
In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if such illegal and invalid provision had never been included herein.

16.11    Situs
The Plan and the Trust by which it is funded shall be construed, regulated and administered according to the laws of the State of Missouri, to the extent not preempted by federal law.

16.12    Succession
Except as otherwise provided herein, this Plan and each of the provisions hereof shall be binding upon the Company and any corporation(s) resulting from or surviving any merger, consolidation, reorganization or recapitalization of the Company and one or more other corporations.

16.13    Merger of Plan or Transfer of Trust Assets
If this Plan is merged or consolidated with any other plan, or if the assets or liabilities of the Plan are transferred to any other plan or trust, then each Participant in this Plan shall (if this Plan then be terminated) receive a benefit immediately after such merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if this Plan had then terminated).

16.14    Execution
This Plan may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

16.15    Military Leave Benefits
Effective for Plan Years beginning after December 31, 2008, the Plan shall not be treated as failing to meet the requirements of any provision described in Code §414(u)(1)(C) by reason of any contribution or benefit which is based on a differential wage payment (as described in Code §3401(h)(2)). The preceding sentence shall apply only if all Employees who are performing service in the uniformed services as described in Code §3401(h)(2)(A) are entitled to receive differential wage payments on reasonably equivalent terms. In addition, (a) an individual performing service in the uniformed services for a period of more than thirty (30) days who is receiving a differential wage payment from the Company shall be treated as an Employee of such Company; and (b) the differential wage payment shall be treated as Compensation. Notwithstanding the preceding sentence, a Participant shall be treated as having experienced a severance from service (as described in Section 7.3) during any period such Participant is performing service in the uniformed services. In the event a Participant elects to receive a distribution by reason of a severance from service pursuant to this paragraph, such Participant may not make Wage Deferral Contributions during the six (6) month period beginning on the date of the distribution.

- 52 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

If a Participant dies while performing qualified military service on or after January 1, 2007, the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then experienced a severance from service (as described in Section 7.3) on account of death.

- 53 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

ARTICLE XVII – ESOP

17.1    Establishment of ESOP
Effective March 1, 2003 the assets of the Company Stock Fund were transferred to the ESOP in accordance with Section 2.7 to constitute a separate portion of the Plan that is an Employee Stock Ownership Plan within the meaning of Code §4975(e)(7) and a stock bonus plan as defined in Treas. Reg. §1.401-1(b)(1)(iii). Contributions made on or after March 1, 2003 through March 4, 2005 were directed to be invested in the Company Stock Fund and were held and invested in that separate fund which was part of the non-ESOP portion of the Plan. The balance of shares held in the Company Stock Fund at the close of business on March 4, 2005 was transferred into the ESOP; contributions made on and after March 5, 2005 were invested directly into the Company Stock Fund. The balance of shares held in the Company Stock Fund at the close of business on February 13, 2007 shall be transferred into the ESOP. Effective February 14, 2007, the Company Stock Fund shall cease to be treated as a separate fund constituting the non-ESOP portion of the Plan; the Company Stock Fund shall be an Employee Stock Ownership Plan (ESOP). The provisions of this Article shall apply only to the ESOP portion of the Plan. The provisions of all the other Articles of this Plan shall apply both to the ESOP and non-ESOP portions of the Plan, except as otherwise specifically provided in the Plan.

This Article XVII is effective notwithstanding any other provision of the Plan to the contrary or to the extent that the implementation of any such other provision of the Plan would violate or otherwise limit the effect of this Article. For purposes of this Article XVII, “Participant” includes a Participant who is no longer employed by the Company but still has an Account in the Plan. The provisions of this Article XVII also apply to a Beneficiary if the Beneficiary has become entitled to the Participant’s Account in accordance with the Plan provisions.

17.2    Payment of Dividends
Effective March 1, 2003, a Participant shall have the right to elect to receive dividends with respect to Shares credited to such Participant’s ESOP account paid in cash directly to the Participant. A Participant must make an election to receive dividends in cash in accordance with the Administrator’s established procedures. The Administrator shall designate the times and effective dates for such elections; provided that, a Participant must be given a reasonable opportunity before a dividend is paid or distributed in which to make the election, and a Participant must have a reasonable opportunity to change a dividend election at least annually. An election to receive dividends in cash shall remain in effect until changed by the Participant. Dividends not paid in cash to the Participant shall be reinvested in accordance with Article VI. Dividend payments to be made in cash will be paid directly by the Trustee to the Participant. Such dividend payments shall be made as soon as administratively feasible after the Trustee’s receipt of the dividend payments.

17.3    Put Option

(a)
At such times as the Shares are not readily tradable on an established market at the time of distribution of a Participant’s ESOP account, the Company shall issue a put option to each Participant receiving a distribution of ESOP stock from the Plan. The put option shall permit the Participant to sell such ESOP stock under a fair valuation formula during the sixty (60) consecutive day period following the date the ESOP stock was distributed to the Participant, at which time the put option

- 54 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

will temporarily lapse. Upon the close of the Plan Year in which such temporary lapse occurs, an independent appraiser (meeting requirements similar to the requirements of Code §170(a)(1)) shall determine the value of the ESOP stock, and the Trustee shall notify each Participant who received a distribution but did not exercise the initial put option prior to its temporary lapse in the preceding Plan Year of the revised value of the ESOP stock. The time during which the put option may be exercised shall recommence on the date such notice of revaluation is given and shall permanently terminate sixty (60) days thereafter.

(b)
The Trustee may, in its discretion and with the consent of the Company, cause the Trust to assume the rights and obligations of the Company at the time the put option is exercised, insofar as the repurchase of ESOP stock is concerned. The period during which the put option is exercisable shall not include any period during which the holder is unable to exercise such put option because the Company is prohibited from honoring it by federal and state law. The Company or the Trustee, as the case may be, must pay for ESOP stock sold pursuant to a put option no less rapidly than under one of the following two methods, as applicable:

(i)
If a put option is exercised with respect to ESOP stock distributed as part of a total distribution (that is, a distribution of a Participant’s or Beneficiary’s account balance within one taxable year), then payment shall be made in substantially equal periodic payments (not less frequently than annually) commencing within thirty (30) days for the date of the exercise of the put option and over a period not exceeding five (5) years, with interest payable at a reasonable rate (as determined by the Company) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments.

(ii)
If a put option is exercised with respect to ESOP stock distributed as part of an installment distribution, then the payment for such ESOP stock shall be made in a lump sum no later than thirty (30) days after such Participant or Beneficiary exercises the put option.

17.4    Share Legend
Shares of ESOP stock held in ESOP accounts or distributed by the Trustee from ESOP accounts may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws.

17.5    Valuation
The fair market value of Shares and all other Plan assets shall be determined as of each Valuation Date. In the case of a transaction between the Plan and a disqualified person, as defined in Code §4975 and the regulations promulgated thereunder, valuation shall be made as of the date of the transaction. If the Shares are not readily tradable on an established securities market, the fair market value shall be determined by an independent appraiser within the meaning of Code §401(a)(28)(C).

17.6    No Other Puts or Calls, Etc.

- 55 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

Except as provided in this Article XVII or as otherwise required by applicable law, no Shares of ESOP stock acquired with the proceeds of any Share Purchase Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan. The Plan shall not obligate itself to acquire Shares from a particular security holder at an indefinite time upon the happening of an event such as the death of a shareholder.

17.7    Nonterminable Rights
The provisions of this Article XVII shall continue to be applicable to Shares of ESOP stock even if the Plan ceases to be an employee stock ownership Plan within the meaning of Code §4975(e)(7) or even if all Share Purchase Loans have been repaid.

Sections 17.8 through 17.14 contain provisions required to qualify the Employee Stock Ownership Plan as a plan described in Code § 4975(e)(7). So long as (a) the Company does not extend credit to the Plan, (b) there is no sale of employer securities to the Plan in a tax-free rollover transaction described in Code §1042 (which does not apply to publicly-traded stock), and (c) Participants are entitled to receive distribution of their ESOP accounts as soon as administratively feasible after termination of employment, the provisions of Sections 17.8 through 17.14, inclusive, will not have any operative effect.

17.8    Commencement of Distributions
Any contrary provision of this Plan notwithstanding, if a Participant elects that the special distribution provisions of this Section applies, the portion of his vested Account attributable to Shares credited to his Account shall be distributed no later than as follows:

(a)
Such portion shall be paid in substantially equal periodic payments (not less frequently than annually) over a period not longer than five (5) years, or, if the value of such accounts exceeds one million fifty thousand dollars ($1,050,000 for 2014) (or such greater amount as may be in effect under Code §409(o)(1)(C)), five (5) years plus one (1) additional year (but not more than five (5) additional years) for each two hundred ten thousand dollars ($210,000 for 2014) (or such greater amount as may be in effect under Code §409(o)(1)(C) or fraction thereof by which the value of such accounts exceeds one million fifty thousand dollars ($1,050,000 for 2014) (or such greater amount as may be in effect under Code §409(o)(1)(C)).

(b)	Except as provided below, payments under (a) shall commence not later than one (1) year after the end of the following:

(i)
In the case of a Participant whose employment terminates after he or she attains age sixty-five (65), or at any age by reason of death or permanent disability, the Plan Year in which his or her employment terminates.

(ii)
In the case of a Participant whose employment terminates under circumstances not described in (i), the fifth (5th) Plan Year following the year in which his or her employment terminates, provided that this subsection shall not apply if the Participant is reemployed before the end of such fifth (5th) Plan Year.

- 56 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

Commencement prior to the date on which a Participant attains Normal Retirement Age shall be subject to the Participant’s consent in accordance with Article IX, and, if a Participant does not consent, commencement shall occur as soon as practicable after the Participant attains age sixty-five (65).

17.9    Nonallocation Provision
Notwithstanding any other provision of this Plan, no portion of the assets of the Plan attributable to Shares acquired by the Plan in a sale to which Code §1042 applies may accrue or be allocated directly or indirectly during a Nonallocation Period to:

(a)	Any Employee who sells Shares to the Plan in a transaction to which Code §1042 applies;

(b)	Any individual who is related to such an Employee within the meaning of Code §267(b), except as otherwise provided by Code §409(n)(3)(A); and

(c)
Any other individual owning (either directly or indirectly) more than twenty-five percent (25%) of (i) any class of outstanding stock of the Employer, or any corporation which is a member of the same controlled group of corporations within the meaning of Code §409(l)(4), or (ii) the total value of any class of outstanding stock of such corporation. For purposes of the preceding sentence, an individual shall be treated as twenty-five percent (25%) shareholder (A) at any time during the one (1) year period ending on the date of the sale to which Code §1042 applies or (B) on the dates as of which any Shares sold to the Plan on a transaction to which Code §1042 applies are allocated to the accounts of Participants. In the event the individual’s situation is described in item (A) of the preceding sentence, such individual shall continue to be treated as a twenty-five percent (25%) shareholder until all of the Shares acquired by the Plan in a transaction to which Code §1042 applies have been allocated. If, however, an individual first becomes a twenty-five percent (25%) shareholder at such time as described in item (B) above, such an individual shall only be treated as a twenty-five percent (25%) shareholder with respect to those Shares acquired in a transaction to which Code §1042 applies which are allocated as of the date or dates on which an individual is a twenty-five percent (25%) shareholder.

The Nonallocation Period is the period beginning on the date of the sale and ending on the date that is ten (10) years after the later of the date of the sale of the Shares to the Plan in a transaction to which Code §1042 applies, or the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such a sale.

17.10    Share Purchase Loans
At the direction of the Administrator, the Trustee may from time to time enter into a Share Purchase Loan with a disqualified person or which is guaranteed by a disqualified person for the purpose of acquiring Shares or repaying all or any portion of any outstanding Share Purchase Loan. The terms of any Share Purchase Loan shall be subject to the conditions and restrictions set forth herein and shall satisfy the provisions of Treas. Reg. §54.4975-7(b). A Share Purchase loan shall be for the primary benefit of Participants and their Beneficiaries. Shares acquired with the proceeds of a Share Purchase Loan shall be credited to a “Loan Suspense Account” until released in accordance with the following

- 57 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

Section. All loans that are incurred as part of an integrated transaction shall be treated as a single Share Purchase Loan for all purposes of the Plan.

A Share Purchase Loan shall be for a specific term and shall not be payable upon demand of any person, except in the event of default.

A Share Purchase Loan must be without recourse against the Plan. The only assets of the Plan that may be given as collateral on a Share Purchase Loan are the Shares that were acquired with the proceeds of such loan or those Shares that were used as collateral on a prior Share Purchase Loan repaid with the proceeds of such loan. No person entitled to payment under a Share Purchase Loan shall have the right to assets of the Plan other than (a) collateral given for the loan, (b) contributions (other than Shares) made to the Plan, and (c) earnings attributable to such collateral and the investment of such contributions. Payments made with respect to a Share Purchase Loan by the Plan during the Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years. Such contributions and earnings must be accounted for separately by the Plan until the loan is repaid.

In the event of a default upon a Share Purchase Loan, the value of Plan assets transferred in satisfaction of such loan shall not exceed the amount of the default. If the lender on the Share Purchase Loan is a disqualified person (as defined in Code §4975(e)(2)), the Share Purchase Loan shall provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

The interest rate of a Share Purchase Loan must not be in excess of a reasonable rate of interest and the interest rate and price of the Shares acquired with the proceeds of a Share Purchase Loan shall not be such that Plan assets may be drained off.

17.11    Release from Loan Suspense Account
Subject to the following provisions of this Section, for each Plan Year throughout the duration of a Share Purchase Loan, a portion of the Shares acquired with the proceeds of such Share Purchase Loan shall be withdrawn from the Loan Suspense Account and allocated to Participants’ ESOP stock accounts in accordance with the provisions of this Article.

As of the last day of each Plan Year, the number of Shares that shall be released from the Loan Suspense Account shall be equal to the product of the number of Shares that are then held in the Loan Suspense Account multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the related Share Purchase Loan for that Plan Year and the denominator of which is the amount of principal and interest paid or payable on the related Share Purchase Loan for that Plan Year and for all future years. For purposes of determining the denominator of the fraction described in the preceding sentence for any Plan Year, if the interest rate under the Share Purchase Loan is variable, the interest rate to be paid in future years shall be assumed to be equal to the interest rate applicable as of the last day of that Plan Year. Notwithstanding the foregoing provisions of this Section, the number of Shares attributable to a Share Purchase Loan that are withdrawn from the Loan Suspense Account shall be proportionate to principal payments only, if:

- 58 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

(a)	Such release is consistent with the provisions of the Share Purchase Loan with respect to the release of Shares as collateral, if any, for such loan;

(b)	The Share Purchase Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

(c)	Interest is disregarded for purposes of determining such release only to the extent that it would be determined to be interest under standard loan amortization tables; and

(d)	The term of the Share Purchase Loan, together with any renewal, extension or refinancing thereof, does not exceed ten (10) years.

In the event that more than one (1) Share Purchase Loan is outstanding at any time, the number of Shares that is released from encumbrance at any time under this paragraph shall be based solely on the repayment of the Share Purchase Loan to which such Shares are attributable.

17.12    Use of Loan Proceeds and Dividends
The proceeds of a Share Purchase Loan shall be used within a reasonable time after receipt to acquire Shares or to repay all or any portion of such Share Purchase Loan or any outstanding Share Purchase Loan. Cash dividends with respect to Shares acquired with the proceeds of a Share Purchase Loan that are not allocated to Participants’ stock accounts, and earnings thereon, shall, at the direction of the Plan Administrator, be used to make payments on such Share Purchase Loan. Such cash dividends, and earnings thereon, that are not applied to make payments on Share Purchase Loans in accordance with the foregoing provisions of this Section shall be invested in the Company Stock Fund.

17.13    Allocation of Shares Released From Suspense Account
Participants’ accounts shall be adjusted for dividends paid on Company Stock, as follows:

(a)
Dividends Used to Repay Share Purchase Loans and Attributable to Allocated Shares - As of the last day of the Plan Year, Shares released from the Loan Suspense Account that year by reason of dividends paid with respect to Shares allocated to Participants’ stock accounts, if any, shall be allocated among and credited to the accounts of Participants, pro rata, according to the number of Shares held in such accounts on the date the dividends are paid. The Shares so allocated shall have a fair market value as of the date allocated equal to such dividends (the “Dividend Replacement Value”), and if the shares initially allocated in accordance with the immediately preceding sentence do not have a fair market value at least equal to the Dividend Replacement Value, then additional Shares shall be allocated to Participants’ stock accounts until the fair market value of the total number of shares allocated under this subsection (a) equals the Dividend Replacement Value. Shares released from the Loan Suspense Account during the Plan Year by reason of the use of dividends on unallocated Shares to make payments of principal and interest on a Share Purchase Loan shall be used first for this purpose and, to the extent that additional Shares are required, Shares contributed by the employer or acquired with employer contributions (other than employer contributions used to make payments of principal and interest on Share

- 59 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

Purchase Loans) during such Plan Year shall be applied for such purpose. Dividends paid with respect to Shares allocated to Participants’ accounts that are used to repay a Share Purchase Loan shall be charged to the accounts pro rata, according to the number of Shares held in the accounts of such Participants on the date the dividends are paid.

(b)
Dividends Used to Repay Share Purchase Loans and Attributable to Unallocated Shares - Shares released from the Loan Suspense Account during the Plan Year by reason of the use of dividends on unallocated Shares to make payments of principal and interest on a Share Purchase Loan (reduced by any such Shares required to be allocated under subsection (a) above) shall be allocated to the accounts in proportion to the subaccounts attributable to dividends on unallocated shares, employer contributions and earnings thereon; and such subaccounts shall be debited in the same proportion.

(c)
Other Amounts Used to Repay Share Purchase Loans - Shares released from the Loan Suspense Account during the Plan Year by reason of the use of contributions and earnings thereon to make payments of principal and interest on a Share Purchase Loan (reduced by any such shares required to be allocated under subsection (a) above) shall be allocated to the Participants’ accounts in proportion to the subaccounts attributable to dividends on unallocated shares, employer contributions and earnings thereon; and such subaccounts shall be debited in the same proportion. For this purpose, Shares released from the Loan Suspense Account after the end of a Plan Year on account of payments on a Share Purchase Loan with contributions for such Plan Year, but that were made after the end of such Plan Year, shall be deemed to have been released on the last day of such Plan Year.

17.14    Separate Accounting for Multiple Loans
The Administrator shall establish recordkeeping procedures and maintain such Participant subaccounts or other records as are necessary to determine which Shares were acquired with the proceeds of each Share Purchase Loan or were acquired other than with the proceeds of a Share Purchase Loan for purposes of complying with the terms of the Plan, including its terms relating to the use of dividends on Shares, the release of Shares from the Loan Suspense Account and the distribution of Shares acquired with the proceeds of a Share Purchase Loan.

- 60 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT

The undersigned hereby certify that this 2014 Restatement was duly adopted by Laclede Gas Company on January 14, 2015.

By:    ELLEN L. THEROFF
Ellen L. Theroff

Title:    Corporate Secretary

Date:    January 14, 2015

By:    MARY C. KULLMAN
Mary C. Kullman

Title:    Senior Vice President,
Human Resources and Assistant
Corporate Secretary

Date:    January 14, 2015

- 61 -    LACLEDE WAGE DEFERRAL – 2014 RESTATEMENT